UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

Panbela Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April 28, 2023

Dear Stockholder:

The Board of Directors of Panbela Therapeutics, Inc. joins us in extending an invitation to attend our 2023 Annual Meeting of Stockholders (the “Annual Meeting”), which will be held virtually via the internet at www.virtualshareholdermeeting.com/PBLA2023, commencing at 3:30 p.m. Eastern Time on May 25, 2023. A full set of proxy materials will be mailed to each stockholder on or about April 28, 2023.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote prior to the Annual Meeting by any of the following methods:

Internet	Telephone	Mail
Visit the Web site noted on your proxy card to vote via the internet	Use the toll-free telephone number on your proxy card to vote by telephone	Sign, date and return your proxy card in the enclosed envelope to vote by mail

Even if you vote in advance, if you attend the Annual Meeting virtually, then you may revoke any previously submitted proxy and vote electronically.

On behalf of the Board of Directors and management, it is our pleasure to express our appreciation for your continued support. We hope that you will be able to attend the Annual Meeting.

Very truly yours, /s/ Michael T. Cullen Michael T. Cullen, M.D., M.B.A. Chair of the Board	/s/ Jennifer K. Simpson Jennifer K. Simpson Ph.D., MSN, CRNP President and Chief Executive Officer

PANBELA THERAPEUTICS, INC.
712 Vista Boulevard #305
Waconia, Minnesota 55387

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD May 25, 2023

To the Stockholders of Panbela Therapeutics, Inc.:

Notice is hereby given that the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Panbela Therapeutics, Inc., a Delaware corporation, will be held virtually via the internet at www.virtualshareholdermeeting.com/PBLA2023, commencing at 3:30 p.m. Eastern Time on May 25, 2023, for the following purposes:

1.	Elect three Class I directors;
2.	Ratify the selection of Cherry Bekaert LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;
3.	Approve, on and advisory basis, the compensation of our named executive officers;
4.

Approve an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our outstanding common stock, par value $0.001 per share, at a reverse stock split ratio ranging from any whole number between 1-for-5 and 1-for-100, subject to and as determined by our Board of Directors;

5.

Approve one or more adjournments of the Annual Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve any of the proposals at the time of the Annual Meeting or in the absence of a quorum; and

to act on any other matters that may properly come before the Annual Meeting and any adjournment or postponement thereof.

Only stockholders of record at the close of business on April 19, 2023, the record date for the meeting set by the Board of Directors, are entitled to notice of the Annual Meeting and may vote at the Annual Meeting or any adjournment(s) or postponement(s) thereof.

By Order of the Board of Directors, /s/ Susan Horvath Susan Horvath Vice President of Finance, Chief Financial Officer, Treasurer and Secretary

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the Annual Meeting, we urge you to vote as soon as possible. If you attend the meeting, you may vote your shares in person if you wish, whether or not you submit a proxy in advance of the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER

MEETING TO BE HELD ON MAY 25, 2023

The Notice of Annual Meeting and Proxy Statement for the 2023 Annual Meeting of Stockholders and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, are available at www.proxyvote.com.

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING	1

PROPOSAL 1: ELECTION OF CLASS I DIRECTORS	6

CORPORATE GOVERNANCE	8

AUDIT COMMITTEE REPORT	10

DIRECTOR COMPENSATION	12

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	14

EXECUTIVE COMPENSATION	15

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	19

PROPOSAL 3: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION	20

PROPOSAL 4: APPROVAL OF THE REVERSE STOCK SPLIT PROPOSAL	21

PROPOSAL 5: APPROVAL OF THE ADJOURNMENT PROPOSAL	29

OTHER MATTERS	29

SUBMISSION OF STOCKHOLDER PROPOSALS AND NOMINATIONS	29

HOUSEHOLDING	30

WHERE YOU CAN FIND MORE INFORMATION	30

ADDITIONAL INFORMATION	30

APPENDIX A: PROPOSED AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

i

PANBELA THERAPEUTICS, INC.
712 Vista Boulevard #305
Waconia, Minnesota 55387

PROXY STATEMENT

The Board of Directors (the “Board”) of Panbela Therapeutics, Inc. (“Panbela” or the “Company”) is soliciting proxies for use at the Annual Meeting of Stockholders to be held on May 25, 2023 (the “Annual Meeting”).

The Annual Meeting will be hosted virtually via the internet at www.virtualshareholdermeeting.com/PBLA2023 at 3:30 p.m. Eastern Time. This solicitation is being made by mail; however, we also may use our officers, directors, and employees (without providing them with additional compensation) to solicit proxies from stockholders in person or by internet, telephone, electronic communication or letter. We also have engaged Alliance Advisors LLC to assist in the solicitation of proxies and provide related advice and information support. Distribution of this proxy statement and the proxy card is scheduled to begin on or about April 28, 2023.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:	Why did I receive this proxy statement?

A:

The Board is soliciting your proxy for use at the Annual Meeting because you owned either shares of our common stock, par value $0.001 per share (the “Common Stock”), or Series A Preferred Stock, par value $0.001 per share (the “Preferred Stock”), at the close of business on April 19, 2023, the record date for the Annual Meeting (the “Record Date”), and, therefore, are entitled to notice of the Annual Meeting and may vote at the Annual Meeting.

Q:	What is a proxy?

A:

A proxy is your legal designation of another person or persons to vote on your behalf. By completing and returning the enclosed proxy card or voting in accordance with the instructions set forth therein, you are giving Jennifer K. Simpson and Susan Horvath, the proxy holders, the authority to vote your shares of Common Stock or Preferred Stock at the Annual Meeting in the manner you indicate. If you do not give direction with respect to any nominee or other proposal, the proxy holders will vote your shares as recommended by the Board. The proxy holders are authorized to vote in their discretion if other matters are properly submitted at the Annual Meeting.

Q:	What proposals am I being asked to vote on?

A:	There are five substantive matters to be voted on at the meeting, as follows:

	Proposal	Board Vote Recommendation	Additional Detail
Proposal 1:	Election of three Class I directors to serve a three-year term	FOR each nominee	Page 6
Proposal 2:	Ratification of the selection of Cherry Bekaert LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023	FOR	Page 19
Proposal 3:	Approval, on an advisory basis, of the compensation of our named executive officers	FOR	Page 20
Proposal 4:

Approval of an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our outstanding Common Stock, at a reverse stock split ratio of ranging from any whole number between 1-for-5 and 1-for-100, subject to and as determined by our Board of Directors (the “Reverse Stock Split”)

		FOR	Page 21
Proposal 5:

Approval of one or more adjournments of the Annual Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve any of the proposals at the time of the Annual Meeting or in the absence of a quorum

		FOR	Page 29

Q:	Who can vote?

A:

Holders of record of our Common Stock and Preferred Stock at the close of business on the Record Date are entitled to vote at the Annual Meeting and at any adjournments or postponements thereof. Holders of record of shares of Common Stock have the right to vote on all matters brought before the Annual Meeting. The holder of record of one share of Preferred Stock has the right to vote only on the Reverse Stock Split proposal. Holders of record of shares of Common Stock and Preferred Stock will vote on the Reverse Stock Split proposal as a single class. The notice of annual meeting and proxy statement and the accompanying proxy card, along with the annual report on Form 10-K for the fiscal year ended December 31, 2022, will be first made available to stockholders beginning on about April 28, 2023. This proxy statement summarizes the information you need to complete and submit your proxy or to vote at the Annual Meeting.

Q:	What constitutes a quorum?

A:

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least one-third (1/3) of the outstanding shares of Common Stock and Preferred Stock entitled to vote are present in person or represented by proxy at the Annual Meeting. Abstentions will be treated as shares present for purposes of determining the presence of a quorum.

Q:	What vote is required to approve each proposal?

A:	The following sets forth the votes that are required to approve each of the proposals, and the impact of abstentions and broker non-votes:

	Proposal	Vote Required	Impact of Abstentions and Broker Non-Votes, if any
Proposal 1:	Election of three Class I directors to serve a three-year term	Directors will be elected by a plurality of the votes cast by holders of Common Stock. The nominees receiving the most FOR votes will be elected.	Abstentions and broker non-votes will not count as votes cast on the proposal and will not affect the outcome of the vote.
Proposal 2:	Ratification of the selection of Cherry Bekaert LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023	The holders of a majority of the shares of Common Stock present in person or by proxy at the meeting and entitled to vote must vote FOR to approve the proposal.	Abstentions will have the same effect as votes cast AGAINST the proposal. Any broker non-votes will not affect the outcome of the vote.
Proposal 3:	Approval, on an advisory basis, of the compensation of our named executive officers	The holders of a majority of the shares of Common Stock present in person or by proxy at the meeting and entitled to vote must vote FOR to approve the proposal.	Abstentions will have the same effect as votes cast AGAINST the proposal. Broker non-votes will not affect the outcome of the vote.
Proposal 4:

Approval of an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our outstanding Common Stock, at a reverse stock split ratio of ranging from any whole number between 1-for-5 and 1-for-100 subject to and as determined by our Board of Directors

		The holders of a majority of the outstanding shares of Common Stock and Preferred Stock of the Company entitled to vote, voting together as a single class, must vote FOR to approve the proposal.	Abstentions will have the same effect as votes cast AGAINST the proposal. Any broker non-votes will have the same effect as votes cast AGAINST the proposal.
Proposal 5:

Approval of one or more adjournments of the Annual Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve any of the proposals at the time of the Annual Meeting or in the absence of a quorum

		The holders of a majority of the shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote must vote FOR to approve the proposal.	Abstentions will have the same effect as votes cast AGAINST the proposal. Any broker non-votes will not affect the outcome of the vote.

Q:	How are votes counted?

A:

Votes will be counted by the inspector of election appointed for the meeting, who will separately count votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Abstentions will be counted toward the vote total for each proposal and will have the same effect as “Against” votes, except for Proposal 1. A “broker non-vote” occurs when a stockholder of record, such as a broker, holding shares for a beneficial owner does not vote on a particular item because the stockholder of record does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

Proposals 2, 4 and 5 are considered “routine” proposals under New York Stock Exchange rules. If you are a beneficial owner and your shares are held in the name of a broker or other nominee, the broker or other nominee is permitted to vote your shares on Proposals 2, 4 and 5, even if the broker or other nominee does not receive voting instructions from you.

As a result, we do not anticipate any broker non-votes with respect to Proposals 2, 4 and 5. With respect to Proposals 1 and 3, broker non-votes will not be counted toward the vote total for and will not have an effect on the outcome of, such proposals.

Q:	What do I need to do to attend the Annual Meeting and how do I vote my shares electronically?

A:

We intend to hold our Annual Meeting virtually via the internet, which you may access at www.virtualshareholdermeeting.com/PBLA2023. Only stockholders who owned our Common Stock or Preferred Stock as of the close of business on the Record Date will be entitled to attend the meeting.

If you are a “stockholder of record,” you may vote your shares electronically and ask questions at the Annual Meeting by following the instructions provided on your proxy card to log into www.proxyvote.com. To participate in the Annual Meeting, you will need the 16-digit control number provided on your proxy card.

If your shares are held in “street name,” you may receive a voting instruction form with a 16-digit control number that will allow you to log into www.proxyvote.com, vote your shares electronically and ask questions. We encourage you to confirm the correct process for accessing the Annual Meeting with your broker, bank, trustee or other nominee in advance. If you do not receive a 16-digit control number on your voting instruction form, you must request a legal proxy from your broker, bank, trustee or other nominee that holds your shares. Please follow the instructions from your broker, bank, trustee or other nominee or contact your broker, bank, trustee or other nominee to request a proxy form.

Even if you currently plan to attend the Annual Meeting, we recommend that you vote by proxy, either via the internet, by telephone or by mail, so that your vote will be counted if you later decide not to attend the Annual Meeting.

Q:	Can I vote electronically at the meeting?

A:	If you are a “stockholder of record,” then you may vote your shares electronically at the Annual Meeting.

If you hold your shares in “street name,” then you must obtain a legal proxy from your broker, bank, trustee, or other nominee, giving you the right to vote your shares electronically at the Annual Meeting.

Q:	How do I vote my shares?

A:

If you are a stockholder of record, you may vote your shares at the Annual Meeting using any of the following methods identified on your proxy card or voting instruction form, including via internet, telephone or mail.

You are a “beneficial owner” of shares held in “street name,” rather than a “stockholder of record,” if your shares are held in the name of a broker, bank, trust or other nominee as a custodian, and this proxy statement and the accompanying notice were forwarded to you by that organization. As a beneficial owner, you have the right to direct your broker, bank, trust or other nominee how to vote your shares.

Q:	Can I revoke or change my vote?

A:	You can revoke your proxy at any time before it is voted at the Annual Meeting by:

●	Submitting a new proxy with a more recent date than that of the first proxy given before 11:59 p.m. EDT on May 24, 2023, by following the Internet voting instructions;

●	Completing, signing, dating and returning a new proxy card to us, which must be received by us before the time of the Annual Meeting; or

●	If you are a registered stockholder, by attending the Annual Meeting and voting electronically.

Attendance at the meeting will not by itself revoke a previously granted proxy. Unless you decide to vote your shares in person, you should revoke your prior proxy in the same way you initially submitted it, whether that was via internet, telephone, mail or any other permissible method.

Q:	Is my vote confidential?

A:	All proxies and all vote tabulations that identify an individual stockholder are confidential. Your vote will not be disclosed except:

●	To allow our independent proxy tabulator to tabulate the vote,

●	To allow the inspector of election to certify the results of the vote, and

●	To meet applicable legal requirements.

Q:	What happens if I don’t vote shares that I own?

A:

Shares registered in your name. If you do not vote shares that are registered in your name by voting in person at the Annual Meeting or as described on your proxy card or other voting instructions, your shares will not be counted in determining the presence of a quorum or in determining the outcome of the vote on the proposals presented at the Annual Meeting.

Shares held in street name. If you hold shares through a broker, you will receive a voting instruction form from your broker. If you do not submit voting instructions to your broker and your broker does not have discretion to vote your shares on a particular matter, then your shares will not be counted in determining the outcome of the vote on that matter at the Annual Meeting. See “How are Votes Counted?” as described above. Your broker will not have discretion to vote your shares for any matter to be voted upon at the Annual Meeting other than Proposals 2, 4 and 5. Accordingly, it is important that you provide voting instructions to your broker for the matters to be voted upon at the Annual Meeting.

Q:	What if I do not specify how I want my shares voted?

A:

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted in accordance with the recommendations of the Board as set forth above with respect to matters described in the proxy statement.

If any matters not described in the proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy instructions, as described under “Can I revoke or change my vote?”

Q:	What does it mean if I get more than one proxy card?

A:	Your shares are probably registered in more than one account. You should follow voting instructions for all proxy cards you receive.

Q:	How many votes can I cast?

A:

Holders of record of shares of the Company’s Common Stock will be entitled to one vote for each share of Common Stock held by them on the Record Date, and have the right to vote on all matters brought before the Annual Meeting. The holder of record of the one outstanding share of the Company’s Preferred Stock will be entitled to 100,000,000 votes for each share of the Company’s Preferred Stock held on the Record Date, and has the right to vote only on the Reverse Stock Split proposal (Proposal 4), provided that such votes must be counted in the same proportion as the shares of Common Stock voted on Proposal 4. As an example, if 50.5% of the shares of Common Stock are voted FOR Proposal 4, 50.5% of the votes cast by the holder of the Preferred Stock will be cast as votes FOR Proposal 4. Holders of Common Stock and Preferred Stock will vote on Proposal 4 as a single class. Holders of our Common Stock do not have a right to cumulate their votes for the election of directors or otherwise.

Q:	When are stockholder proposals and nominees due for the 2024 Annual Meeting of Stockholders?

A:

If you want to submit a stockholder proposal or nominee for the 2024 Annual Meeting of Stockholders, you must submit the proposal in writing to our Secretary at Panbela Therapeutics, Inc., 712 Vista Boulevard #305, Waconia, Minnesota 55387, so it is received by the relevant date set forth below under “Submission of Stockholder Proposals and Nominations.”

Q:	How is this proxy solicitation being conducted?

A:

We will bear the entire cost of solicitation, including the preparation, printing and mailing of this proxy statement, the proxy card and any other solicitation materials or services we may use in connection with the Annual Meeting or any adjournment thereof, as well as the preparation and posting of all proxy materials furnished to the stockholders in connection with the Annual Meeting or any adjournment thereof. We have engaged Alliance Advisors LLC to assist in the solicitation of proxies and provide related advice and information support, for a services fee and the reimbursement of customary disbursements, which are not expected to exceed $35,000 in total.

Copies of any solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation materials to such beneficial owners. In addition, we may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies may be supplemented by a solicitation, by telephone, email or other means, by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services.

Q:	Can I seek appraisal rights?

A:	The stockholders of Panbela have no appraisal or dissenter’s rights in connection with any of the proposals described in this proxy statement.

PROPOSAL 1:
ELECTION OF CLASS I DIRECTORS

Our business is overseen by a Board divided into three classes as nearly equal in number as possible, and directors typically are elected to a designated class for a term of three years. The following table sets forth certain information regarding the current members of our Board:

Name	Age	Position(s)
Michael T. Cullen	77	Chair of the Board of Directors
Jennifer K. Simpson	54	President and Chief Executive Officer
Daniel J. Donovan	58	Director
Jeffrey S. Mathiesen	62	Vice Chair and Lead Independent Director
Jeffrey E. Jacob	61	Director
D. Robert Schemel	67	Director
Arthur J. Fratamico	57	Director

The Board has fixed at three the number of directors to be elected to the Board at the Annual Meeting. Based upon the recommendation of its Nominating and Governance Committee, the Board has nominated Daniel J. Donovan, Jeffrey E. Jacob, and Jennifer K. Simpson to stand for election for a three-year term. Proxies solicited by the Board will, unless otherwise directed, be voted to elect the nominees as set forth below.

Nominees for Class I Directors – Terms expiring in 2023 (2026 if re-elected)

Each of the nominees named below is a current director of Panbela and has indicated a willingness to serve as a director for the term to which he is elected, but in case any nominee is not a candidate at the meeting for any reason, the proxy holders named in our form of proxy may vote for a substitute nominee in their discretion or our Board may recommend that the number of directors to be elected be reduced

Daniel J. Donovan has served as a director since June 2022. He had served as a director and Chief Business Officer, a non-employee position, of CPP from 2011 until immediately before the completion of its acquisition by Panbela in June 2022. He has served as chief executive officer of rareLife Solutions, Inc., a private company since he founded it in 2014. He served on the Board of Directors at Intensity Therapeutics since January of 2023 and is a member of the audit committee. Before rareLife, Mr. Donovan founded Envision Pharma in 2001, serving as managing director then president until 2011. Envision Pharma was acquired by United BioSource Corporation in 2008, where Mr. Donovan served as Senior Vice President Strategy and Market Development and was a member of the leadership team. Mr. Donovan began his career at Pfizer serving in a variety of positions of increasing responsibility, ranging from sales to market research and marketing in the U.S. and internationally, culminating in his position as Director and European Team Leader. During his time at Pfizer, he played a pivotal role in the commercialization of some of the pharmaceutical industry’s most successful product launches.

Jeffrey E. Jacob has served as a director since June 2022. He served as Chief Executive Officer of CPP from 2009 until immediately before the completion of its acquisition by Panbela in June 2022. He is also the principal of Tucson Pharma Ventures LLC, an Arizona-based biopharmaceutical consulting and investment firm, a role he’s held since 2004. In 2004, Mr. Jacob founded Systems Medicine Inc., a startup company applying systems biology, predictive pharmacogenomics, and clinical trial design innovations to the development of new cancer drugs and served as its chief executive officer until its sale in 2007, after which he served as a divisional chief executive officer until late 2008. Between 1987 and 2004, Mr. Jacob was employed by Research Corporation Technologies, most recently as Senior Vice President. During that time, he led the transformation of Research Corporation Technologies from a patent development and licensing organization to an early stage-technology incubation and venture deployment firm. He has served as a member of the board of directors of Research Corporation Technologies and currently serves as its chair. He is also a founding board member and previously served as the chief program officer of Critical Path Institute. Mr. Jacob holds a master’s degree in engineering and a master’s degree in technology and policy from the Massachusetts Institute of Technology and a bachelor’s degree in engineering from the University of Arizona.

Jennifer K. Simpson, Ph.D., MSN, CRNP has served as President and Chief Executive Officer and as a director of our Company since July 2020. Prior to joining the Company Dr. Simpson served as President and Chief Executive Officer and as a member of the board of directors of Delcath Systems, Inc. (Nasdaq: DCTH) from 2015 to June 2020. She had previously held various other leadership roles at Delcath since 2012. From 2011 to 2012, Dr. Simpson served as Vice President, Global Marketing, Oncology Brand Lead at ImClone Systems, Inc. (a wholly owned subsidiary of Eli Lilly and Company), where she was responsible for all product commercialization activities and launch preparation for one of the late-stage assets. From 2009 to 2011, Dr. Simpson served as Vice President, Product Champion and from 2008 to 2009 as the Associate Vice President, Product Champion for ImClone’s product Ramucirumab. From 2006 to 2008, Dr. Simpson served as Product Director, Oncology Therapeutics Marketing at Ortho Biotech (now Janssen Biotech), a Pennsylvania-based biotech company that focuses on innovative solutions in immunology, oncology and nephrology. Earlier in her career, Dr. Simpson spent over a decade as a hematology/oncology nurse practitioner and educator. Dr. Simpson has served on the board of directors and nominating and corporate governance committee of Eagle Pharmaceuticals, Inc. since August 2019 and on the board of Directors of CytRx Corporation since July 2021. Dr. Simpson earned a Ph.D. in Epidemiology from the University of Pittsburgh, an M.S. in Nursing from the University of Rochester, and a B.S. in Nursing from the State University of New York at Buffalo.

Class II Directors –Terms Expiring in 2024

Michael T. Cullen, M.D., M.B.A. has served as Chairman of the Board and a non-employee director of our Company since his retirement as an employee of the Company in May 2021. Dr. Cullen had served as Executive Chairman and as a director of our Company since its co-founding in November 2011. Dr. Cullen brings 33 years of pharmaceutical experience to our Company, including expertise in working with development-stage companies in planning, designing and advancing drug candidates from preclinical through clinical development. Dr. Cullen served as our President and Chief Executive Officer between October 2018 and July 2020. He previously served as our Chief Medical Officer and President from November 2011 to June 2015. Dr. Cullen provided due diligence consulting to the pharmaceutical industry from 2009 to 2011, after one year in transition consulting to Eisai Pharmaceuticals. He developed several oncology drugs as Chief Medical Officer for MGI Pharma Inc. from 2000 to 2008, and previously at G.D. Searle, SunPharm Corporation, and as Vice President for Clinical Consulting at IBAH Inc., the world’s fifth largest contract research organization, where he provided consulting services on business strategy, creating development plans, regulatory matters and designing clinical trials for several development stage companies in the pharmaceutical industry. Dr. Cullen was also a co-founder and Chief Executive Officer of IDD Medical, a pharmaceutical start-up company. Dr. Cullen joined 3M Pharmaceuticals in 1988 and contributed to the development of cardiovascular, pulmonary, rheumatology and immune-response modification drugs. Over the course of his career Dr. Cullen has been instrumental in obtaining the approval of ten drugs, including three since 2004: Aloxi®, Dacogen® and Lusedra®. Board-certified in Internal Medicine, Dr. Cullen practiced from 1977 to 1988 at Owatonna Clinic, Owatonna, MN, where he served as president. Dr. Cullen earned his MD and BS degrees from the University of Minnesota and his M.B.A. from the University of St. Thomas and completed his residency and Board certification in Internal Medicine through the University of North Carolina in Chapel Hill and Wilmington, NC.

D. Robert Schemel, has served as a director since September 2015. Mr. Schemel had previously served as a director of Sun BioPharma Research, Inc. since March 2012. Mr. Schemel has over 39 years’ experience in the agriculture industry. From 1973-2005, Mr. Schemel owned and operated a farming operation in Kandiyohi County, Minnesota, building a 5,000-acre operation producing corn, soybeans, and sugar beets. Mr. Schemel has extensive experience in serving on boards of directors. From 1992-1996 he served as a board member for ValAdCo and then from 1996-2003 he served as the Chairman of the Board for Phenix Biocomposites.

Class III Directors – Term Expiring in 2025

Arthur J. Fratamico has served as a director of our Company since December of 2019. He is a registered pharmacist with over 30 years of experience in the pharmaceutical industry and has been the Chief Executive Officer of Radiant Biotherapeutics, which is advancing a novel antibody platform that is focused on the development of Multabodies, which are multi-valent and multi-specific antibodies since May 2021. Prior to Radiant, Mr. Fratamico served as Chief Business Officer at Galera Therapeutics, Inc., a biopharmaceutical company dedicated to discovering and developing novel dismutase mimetics with the goal of transforming cancer radiotherapy, since January 2017. Prior to joining Galera, Mr. Fratamico served as Chief Business Officer of Vitae Pharmaceuticals, Inc., a Nasdaq-listed clinical-stage biotechnology company, from May 2014 until its sale to Allergan in December 2016. Prior to Vitae Pharmaceuticals, he held similar executive roles with a number of biotechnology companies leading their business development efforts, including facilitating the sales of Gemin X Pharmaceuticals, Inc. and MGI Pharma, Inc. In addition to being responsible for numerous licensing transactions and acquisitions, he also directed corporate strategy and managed external corporate communications. He also served in several senior marketing, product planning and new product development positions. Mr. Fratamico earned a bachelor’s degree in pharmacy from the Philadelphia College of Pharmacy and Science and an M.B.A. from Drexel University.

Jeffrey S. Mathiesen has served as a director of our Company since September 2015. Mr. Mathiesen also serves as a director and audit committee chairman of NeuroOne Medical Technologies Corporation, a publicly traded medical device company. Since June 2021, Mr. Mathiesen has served as Chief Financial Officer, Treasurer and Secretary of Helius Medical Technologies, Inc. (Nasdaq: HSDT), a publicly traded medical device company, developing noninvasive platform technologies focused on neurological wellness, and he served as director since May 2022 and previously served as director and Audit Committee Chair from June 2020 through June 2021. Additionally, Mr. Mathiesen previously served as a director and Audit Committee Chair of Healthcare Triangle, Inc. (Nasdaq: HCTI), a publicly traded provider of cloud and data transformation platform and solutions for healthcare and life sciences, from March 2022 to December 2022 and as a director and audit committee chairman of eNeura, Inc., a privately held medical technology company providing therapy for both acute treatment and prevention of migraine, from July 2018 to February 2020. Mr. Mathiesen has served as Advisor to the CEO of Teewinot Life Sciences, a privately held biopharmaceutical company focused on the biosynthetic production of pure pharmaceutical grade cannabinoids from October 2019 to December 2019, and as Chief Financial Officer from March 2019 to October 2019. In August 2020, Teewinot Life Sciences filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code. Previously he served as Chief Financial Officer of Gemphire Therapeutics Inc., a publicly traded biopharmaceutical company from September 2015 to September 2018. From August 2015 to September 2015, he was a consultant to Gemphire. He served as Chief Financial Officer of Sunshine Heart, Inc., a publicly traded medical device company, from March 2011 to January 2015. Mr. Mathiesen has held executive positions with publicly traded companies dating back to 1993, including vice president and chief financial officer positions. Mr. Mathiesen holds a B.S. in Accounting from the University of South Dakota and is also a Certified Public Accountant.

Required Vote and Board Recommendation

Directors are elected by a plurality of the votes cast by holders of Common Stock. Provided that a quorum is present, the nominees receiving the highest number of votes will be elected. Votes cannot be cast for more than three nominees.

The Board recommends that you vote “FOR” each of the nominees for Class I Directors.

CORPORATE GOVERNANCE

In accordance with applicable laws and our bylaws, the business and affairs of Panbela are governed under the direction of our Board. The system of governance practices we follow is set forth in the charters of each of the committees of our Board. We also have adopted a code of business conduct and ethics relating to the conduct of our business by our employees, officers and directors. The corporate governance documents of Panbela are reviewed periodically to ensure effective and efficient governance and compliance in a timely manner with all laws.

Corporate governance information, including the corporate governance guidelines, committee charters and the code of business conduct and ethics applicable to our directors, officers and employees is posted on our website at www.panbela.com under the “Investor Relations” page. We plan to post to our website at the address described above any future amendments or waivers to our code of ethics and business conduct.

Board Diversity Matrix (as of April 27, 2023)

The following chart summarizes certain self-identified personal characteristics of our directors, in accordance with Nasdaq Listing Rule 5605(f). Each term used in the table has the meaning given to it in the rule and related instructions.

Total Number of Directors	7
	Female	Male	Did Not Disclose
Part I: Gender Identity
Directors	1	5	1
Part II: Demographic Background
White	1	4
Two or More Races or Ethnicities		1
Did Not Disclose Demographic Background	1

Board Leadership Structure

The positions of Chair of the Board of Directors and Chief Executive Officer have been held by separate individuals since Dr. Simpson joined Panbela as President and Chief Executive Officer in July 2020. We believe the separation of those roles has strengthened Panbela’s governance. In March 2020, our Board designated Mr. Mathiesen to serve as its Vice Chair and as lead independent director. As Vice Chair and lead independent director, Mr. Mathiesen is responsible for (a) presiding over all executive sessions of non-employee, independent directors, (b) presiding at meetings of the Board in the absence of, or upon the request of, the Chair, (c) approving the scheduling of Board meetings as well as the agenda and materials for each Board meeting and executive session of the Board’s non-employee, independent directors, (d) serving as a liaison and supplemental channel of communication between the non-employee, independent directors and the Chair, (e) meeting regularly with the Chair, (f) communicating with stockholders as appropriate, and (g) approving and coordinating the retention of advisors and consultants who report directly to the non-employee, independent members of the Board, except as otherwise required by applicable law or any applicable exchange rules or listing standards.

Anti-Hedging Policy

Each of our directors, officers, other employees and their designees are prohibited from (i) purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities and (ii) otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities. Notwithstanding the foregoing, portfolio diversification transactions and investments in broad-based index funds are generally permitted. The prohibition applies to securities granted to the covered persons as part of compensation for their service to Panbela plus any other of our securities held by them, whether directly or indirectly.

Nominating Process and Board Diversity

The Nominating and Governance Committee generally identifies director candidates based upon suggestions from current directors and senior management, recommendations by stockholders and advisors or use of a director search firm. Stockholders who wish to suggest qualified candidates may write to the attention of the Chair of our Nominating and Governance Committee at Panbela Therapeutics, Inc., 712 Vista Boulevard #305, Waconia, Minnesota 55387. All recommendations should state in detail the qualifications of such person for consideration by the committee and should be accompanied by an indication of the recommended person’s willingness to serve if elected. The committee will consider candidates recommended by stockholders in the same manner that it considers all director candidates.

Candidates for director are reviewed in the context of the current composition of our Board, our operations, and the long-term interests of our stockholders. We do not have a policy regarding the consideration of diversity in identifying director nominees.

Director Independence

Our Board has reviewed the materiality of any relationship that each of our directors has with us, either directly or indirectly. Based on this review, our Board has determined that Messrs. Donovan, Mathiesen, Schaffer, Schemel and Fratamico are “independent directors” as defined under the applicable rules of The Nasdaq Stock Market, LLC.

Communications with our Board of Directors

You may contact our Board or any director by mail addressed to the attention of our Board, or the specific director identified by name or title, at 712 Vista Boulevard #305, Waconia, Minnesota 55387. All communications will be submitted to our Board or the specified director on a periodic basis.

Board Meetings and Attendance

Our Board held seven meetings during 2022. Each director attended at least 75% of the meetings of our Board and the committees on which he or she served held during their service as a director or member of the committee in the year ended December 31, 2022.

Director Attendance at Annual Meeting

We do not have a formal policy regarding attendance of directors at our annual meeting of stockholders. All seven directors were present, in person or via teleconference, at our Annual Meeting of Stockholders held in 2022.

Committees of the Board of Directors

Our Board has established three standing committees: Audit, Compensation, and Nominating and Governance. The membership of each committee is as follows:

Committees
Director	Audit	Compensation	Nominating and Governance	Independent Directors
Michael T. Cullen	–	–	–
Jennifer K. Simpson	–	–	–
Daniel J. Donovan	Member	Member	–	✔
Jeffrey S. Mathiesen	Chair	–	Member	✔
Jeffrey E. Jacobs	–	–	–
D. Robert Schemel	Member	Chair	–	✔
Arthur J. Fratamico	–	Member	Member	✔

Audit Committee

The Audit Committee’s primary functions, among others, are to: (a) assist the Board in discharging its statutory and fiduciary responsibilities with regard to audits of the books and records of Panbela and the monitoring of its accounting and financial reporting practices; (b) carry on appropriate oversight to determine that Panbela and its subsidiaries have adequate administrative and internal accounting controls and that they are operating in accordance with prescribed procedures and codes of conduct; and (c) independently review Panbela’s financial information that is distributed to stockholders and the general public. The Audit Committee held four meetings during 2022. The Audit Committee has a charter, which is available on our website at www.panbela.com.

All of the members of the Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”). Our Board has determined that Jeffrey S. Mathiesen is qualified to serve as an audit committee financial expert, as that term is defined under the applicable rules of the SEC. Each member of the Audit Committee satisfies the independence requirements of Rule 10A-3(b)(1) of the Securities Exchange Act.

AUDIT COMMITTEE REPORT

In accordance with its written charter adopted by the Board of Directors, as amended, the Audit Committee assists the Board in fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing, and financial reporting practices of Panbela.

In discharging its duties, the Audit Committee:

(1)	reviewed and discussed the audited financial statements included in the Form 10-K for the fiscal year ended December 31, 2022, with management;

(2)

discussed with Cherry Bekaert LLP, Panbela’s independent registered public accounting firm, the matters required to be discussed by the applicable Public Company Accounting Oversight Board standards and the SEC;

(3)

received and reviewed the written disclosures and the letter from Cherry Bekaert LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Cherry Bekaert LLP’s communications with the audit committee concerning independence, and the Audit Committee discussed with Cherry Bekaert LLP their independence from management and Panbela; and

(4)

has considered whether the provision of services by Cherry Bekaert LLP not related to the audit of the financial statements referred to above and to the reviews of the interim financial statements included in Panbela’s quarterly reports on Form 10-Q are compatible with maintaining Cherry Bekaert LLP’s independence and has determined that they are compatible and do not impact Cherry Bekaert LLP’s independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Panbela’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, to be filed with the SEC.

Audit Committee:
Jeffrey S. Mathiesen (Chair)
D. Robert Schemel
Daniel J. Donovan

Compensation Committee

The Compensation Committee reviews and recommends to our Board all compensation for our executive officers and, on an annual basis, the goals and objectives relevant to the annual compensation of our executive officers in light of their respective performance evaluations. Our Compensation Committee is also responsible for administering our equity incentive plans, including our 2011 Equity Incentive Plan, as amended (the “2011 Plan”), and our 2016 Omnibus Incentive Plan, as amended (the “2016 Plan”), including approval of individual grants of stock options and other equity-based awards. The Compensation Committee held three meetings during 2022. The Compensation Committee has a charter, which is available on our website at www.panbela.com.

In 2020, the Compensation Committee engaged the services of 21-Group, an independent compensation consultant, to complete a review of the compensation of executive officers and non-employee directors and aggregate compensation data for those position among firms in comparable industries at comparable growth stages. This information was updated by 21-Group in early 2022. The Compensation Committee used the information from the resulting report and discussions with management to establish a compensation strategy and establish target compensation levels for officers and non-employee directors. Applicable positions were evaluated using comparable industry, revenue and job responsibilities. In making final decisions regarding compensation to be paid to our executive officers, the Compensation Committee considers a variety of factors, including the information provided by its compensation consultant, the achievement of Panbela’s performance objectives, the general performance of Panbela and each executive officer, and other relevant factors. Final deliberations and decisions by the Compensation Committee regarding the form and amount of compensation to be paid to our executive officers are made by the Compensation Committee, without the presence of any of our executive officers. The non-employee director compensation review provided a market-based review of director compensation levels, practices and forms using data from survey sources, peer group proxy data and comparable market practices and included all forms of compensation.

Nominating and Governance Committee

The Nominating and Governance Committee is primarily responsible for identifying individuals qualified to serve as members of our Board, recommending individuals to our Board for nomination as directors and committee membership, reviewing the compensation paid to our non-employee directors and recommending adjustments in director compensation, as necessary, in addition to overseeing the annual evaluation of our Board. The Nominating and Governance Committee held one meeting during 2022. The Nominating and Governance Committee has a charter that is available on our website at www.panbela.com.

Role of the Board in Risk Oversight

We face a number of risks, including regulatory, compliance, legal, competitive, financial (accounting, credit, interest rate, liquidity and tax), operational, acquisitions, integration, political, strategic and reputational risks. Our management is responsible for the day-to-day management of risks faced by us, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board ensures that the risk management processes designed and implemented by management are adequate and functioning as designed. The Board oversees risks through the establishment of policies and procedures that are designed to guide daily operations in a manner consistent with applicable laws, regulations and risks acceptable to us. Our President and Chief Executive Officer, who is also a member of the Board, regularly discusses with the Board the strategies and risks facing our company. In particular, our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements. Our Nominating and Governance Committee monitors the effectiveness of our corporate governance practices, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Certain Relationships and Related Party Transactions

The following is a summary of transactions since January 1, 2021 to which Panbela has been a party and in which the amount involved exceeded $89,000, which is approximately 1% of the average of our total assets as of the ends of our last two completed fiscal years, and in which any of our directors, executive officers, or beneficial owners of more than 10% of our capital stock had or will have a direct or indirect material interest, other than the compensation arrangements that are described under the heading “Executive Compensation: Employment Agreements” below.

Dr. Suzanne Gagnon was Panbela’s Chief Medical Officer until her retirement in July of 2021. Dr. Gagnon retired from our Board on June 15, 2022. We were party to an employment agreement with Dr. Gagnon in substantially the same form as the employment agreements with the Executives described below under the heading “Executive Compensation: Employment Agreements.” Dr. Gagnon was eligible to participate in the other compensation and benefit programs generally available to our employees. Her employment agreement also included customary confidentiality, non-competition and non-solicitation covenants. Under the employment agreement in effect through her voluntary retirement, Dr. Gagnon was entitled to receive an annualized base salary of $360,000. During 2021, Dr. Gagnon received compensation from Panbela of $197,700. In addition, in February 2021, based on the achievement of established metrics for 2020, Dr. Gagnon received a cash bonus of $117,000. No cash bonus was paid to Dr. Gagnon in 2022 as Panbela’s plan requires that employees be employed as of the end of the year to be eligible for a bonus.

In July 2021, after approval by our Audit Committee, we entered a consulting contract with Dr. Gagnon. The services to be provided by Dr. Gagnon include her professional support to complete the final study report for the Phase Ia/Ib clinical trial and additional support as a medical consultant for the clinical and administrative teams. The contract provides for a monthly retainer of $14,000 representing approximately eight hours per week for the first three months of the agreement; for the remainder of the term Dr. Gagnon shall be paid $400 per hour for all services provided. The contract will expire in July 2023 but may be terminated early by either party or extended if mutually agreed upon. For the years ended December 31, 2022, and December 31, 2021, Dr. Gagnon was paid approximately $71,800 and $54,600, respectively in professional consulting fees.

Limitation of Liability of Directors and Officers and Indemnification

Our certificate of incorporation limits the liability of the directors to the fullest extent permitted by Delaware law.

Our certificate of incorporation and bylaws provide that we will indemnify and advance expenses to the directors and officers to the fullest extent permitted by law or, if applicable, pursuant to indemnification agreements. They further provide that we may choose to indemnify other employees or agents of Panbela from time to time. The Delaware General Corporation Law, the certificate of incorporation and the bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to Panbela, regardless of whether the certificate of incorporation or bylaws, as applicable, permit indemnification. We maintain a directors’ and officers’ liability insurance policy.

At present there is no pending litigation or proceeding involving any of the current or former directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Related Person Transaction Approval Policy

Our Board has adopted a written policy regarding transactions with related persons, which we refer to as our related party transaction approval policy. Our related party transaction approval policy requires that any executive officer proposing to enter into a transaction with a “related party” generally must promptly disclose to our Audit Committee the proposed transaction and all material facts with respect thereto. In reviewing a transaction, our Audit Committee will consider all relevant facts and circumstances, including (1) the commercial reasonableness of the terms, (2) the benefit and perceived benefits, or lack thereof, to us, (3) the opportunity costs of alternate transactions and (4) the materiality and character of the related party’s interest, and the actual or apparent conflict of interest of the related party.

Our Audit Committee will not approve or ratify a related party transaction unless it determines that, upon consideration of all relevant information, the transaction is beneficial to Panbela, and stockholders and the terms of the transaction are fair to Panbela. No related party transaction will be consummated without the approval or ratification of our Audit Committee. It will be our policy that a director will recuse him- or herself from any vote relating to a proposed or actual related party transaction in which they have an interest. Under our related party transaction approval policy, a “related party” includes any of our directors, director nominees, executive officers, any beneficial owner of more than 5% of our Common Stock and any immediate family member of any of the foregoing. Related party transactions exempt from our policy include transactions available to all of our employees and stockholders on the same terms and transactions between us and the related party that, when aggregated with the amount of all other transactions between us and the related party or its affiliates, involved less than one percent of the average of Panbela’s total assets at yearend for the last two completed fiscal years.

DIRECTOR COMPENSATION

The following table sets forth certain information regarding compensation of the persons who served as our non-employee directors during the most recent completed fiscal year.

Director Compensation

The following table sets forth certain information regarding compensation of the persons who served as non-employee directors during the most recently completed fiscal year.

Name	Fees Earned or Paid in Cash ($)	Total ($)
Michael T. Cullen(a)	72,500	72,500
Daniel J. Donovan(b)	26,250	26,250
Arthur J. Fratamico(c)	49,000	49,000
Jeffrey E. Jacob(d)	20,000	20,000
Jeffrey S. Mathiesen(e)	81,500	81,500
Paul W. Schaffer(f)	30,000	30,000
D. Robert Schemel(g)	57,500	57,500

(a)	Dr. Cullen held options to purchase an aggregate of 12,461 shares as of December 31, 2022
(b)	Mr. Donovan held options to purchase an aggregate of 1,488 shares as of December 31, 2022.
(c)	Mr. Fratamico held options to purchase an aggregate of 1,441 shares as of December 31, 2022.
(d)	Mr. Jacob held options to purchase an aggregate of 8,662 shares as of December 31, 2022.
(e)	Mr. Mathiesen held options to purchase an aggregate of 2,016 shares as of December 31, 2022.
(f)	Mr. Schafer resigned from the Board on June 15, 2022, and holds options to purchase an aggregate of 2,016 shares as of December 31, 2022.
(g)	Mr. Schemel held options to purchase an aggregate of 2,016 shares as of December 31, 2022.

During 2022, our Company reimbursed non-employee directors for out-of-pocket expenses incurred in connection with attending meetings of our Board and its committees.

In February 2022, the Compensation Committee approved the following cash compensation for non-employee directors. These annual amounts described below were effective January 1, 2022, and will be paid out monthly.

Annual Retainer (all amounts in $)	General	Audit Committee	Nominating & Governance Committee	Compensation Committee
Nonemployee director	40,000	‐	‐	‐
Chairman	32,500(a)	-	-	-
Lead independent director	22,500(a)	‐	‐	‐
Committee chair	‐	15,000	7,500	10,000
Committee member	‐	7,500	4,000	5,000

(a)	Paid in addition to nonemployee director retainer.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our outstanding Common Stock as of April 27, 2023, by (i) each of our named executive officers identified in the Summary Compensation Table below; (ii) each of our directors; (iii) all of our executive officers, directors and director nominees as a group; and (iv) each other beneficial owner of 5% or more of our outstanding Common Stock. Ownership percentages are based on 16,786,821 shares of Common Stock outstanding as of the close of business on the same date. Beneficial ownership is determined in accordance with the rules of the SEC. To our knowledge and subject to applicable community property laws, each of the holders of stock listed below has sole voting and investment power as to the stock owned unless otherwise noted. The table below includes the number of shares underlying rights to acquire Common Stock that are exercisable within 60 days from April 27, 2023. Except as otherwise noted below, the address for each director or officer listed in the table is c/o Panbela Therapeutics, Inc., 712 Vista Blvd #305, Waconia, Minnesota 55387.

Name	Amount and Nature of Beneficial Ownership	Percentage of Outstanding Shares
Executive Officers and Directors
Jennifer K. Simpson	20,443(a)	*
Susan Horvath	18,799(b)	*
Michael T. Cullen	42,932(c)	*
Daniel Donovan	17,708(d)	*
Arthur J. Fratamico	10,074(e)	*
Jeffrey Jacob	27,408(f)	*
Jeffrey S. Mathieson	10,604(g)	*
D. Robert Schemel	32,623(h)	*
All directors and current executive officers as a group (8 persons)	180,591(i)	1.1%

Lind Global Fund II LP 444 Madison Ave, Floor 41 New York, NY 10022	975,000(j)	5.2%

*	Less than 1%
(a)	Includes 25 shares indirectly held; 6,966 shares subject to stock options; and 8,948 shares subject to warrants.
(b)	Includes 4,636 shares subject to stock options and 9,384 shares subject to warrants.
(c)	Includes 9,239 shares held by the Cullen Living Trust; 20,335 shares subject to stock options; and 7,937 shares subject to warrants.
(d)

Includes 9,821 shares subject to stock options. Also includes 1,888 shares held by Westport Boys, LLC (“Westport”), 4,081 shares held by GDB Investments, LLP (“GDB”), and 129 shares subject to a warrant held by GDB Investments, LLP. Mr. Donovan is a managing member of Westport and a designated member of GDB. Mr. Donovan disclaims beneficial ownership of the securities owned by Westport and GDB except to the extent of his pecuniary interest therein.

(e)	Includes 9,774 shares subject to stock options and 60 shares subject to warrants.
(f)

Includes 1,237 shares subject to warrants, 16,995 shares subject to options and 444 shares held jointly with spouse. Also includes 1,359 shares held by the Jeffrey and Deborah Jacob Family Revocable Trust.

(g)	Includes 10,349 shares subject to options.
(h)

Includes 12,066 shares held by spouse; 293 shares held by parent’s estate over which director holds both voting and depository power but disclaims beneficial ownership; 10,349 shares subject to stock options; and 7,500 shares subject to warrants.

(i)	Includes 89,225 shares subject to stock options and 35,195 shares subject to warrants.
(j)

Includes warrants to purchase up to 650,000 shares of Common Stock. The warrants include a provision limiting the holder’s ability to exercise the warrants if such exercise would cause the holder to beneficially own greater than 9.99% of the Company. Based on Schedule 13G filed with the SEC jointly by Lind Global Fund II LP, Lind Global Partners II LLC, and Jeff Easton on January 30, 2023, reflecting securities beneficially owned as of the same date. Mr. Easton, the managing member of Lind Global Partners II LLC, and Lind Global Partners II LLC, the general partner of Lind Global Fund II, LP, were reported to have sole voting and dispositive power with respect to the shares, which are held by Lind Global Fund II LP.

EXECUTIVE COMPENSATION

Compensation of Named Executive Officers

The following disclosure focuses on our named executive officers. For fiscal 2022, our “named executive officers” consisted only of our executive officers, Dr. Simpson and Ms. Horvath.

Base salaries for each of our named executive officers were initially established based on arm’s-length negotiations with the applicable executive. The Compensation Committee of our Board reviews our executive officers’ salaries annually. When negotiating or reviewing base salaries, the Compensation Committee considers market competitiveness based on the experience of its members, the executive’s expected future contribution to our success and the relative salaries and responsibilities of our other executives.

All share and per share amounts of our common stock presented have been retroactively adjusted to reflect the one-for-forty reverse stock split.

Summary Compensation Table

The following table provides information regarding the compensation earned by our named executive officers for fiscal 2022 and 2021 (collectively referred to as the “Executives”):

Name and Principal Positions	Year	Salary ($)	Option Awards(a) ($)	Stock Awards ($)	Nonequity Incentive Plan Compensation (b) ($)	Total ($)
Jennifer K. Simpson	2022	506,000	–	–	188,324	694,324
President and Chief Executive Officer	2021	476,609	537,702	–	182,422	1,196,733
Susan Horvath	2022	320,000	–	–	103,459	423,459
Chief Financial Officer and Vice President of Finance	2021	302,200	155,258	–	99,620	557,078

(a)

The values of option awards in this table represent the fair value of such awards granted during the fiscal year, as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. The assumptions used to determine the valuation of the awards are discussed in Note 9 to the consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

(b)	Represents payments made under Panbela’s 2022 and 2021 Cash Incentive Programs as described further below.

Cash Incentive Compensation

For 2022 and 2021, the Compensation Committee established performance objectives for each of the Executives based on clinical development and financial milestones. Each Executive’s potential payment upon satisfaction of the objectives was equal to the target set forth in the Executive’s employment agreement as described further below. In the first quarter of 2023, the Compensation Committee determined that Dr. Simpson’s bonus for 2022 was approved for payment at 74.44% of target and Ms. Horvath’s bonus was approved for payment at 80.83% of target. The 2022 incentive was paid in the first quarter of 2023. In the first quarter of 2022, the Compensation Committee determined that Dr. Simpson’s bonus for 2021 was approved for payment at 76.55% of target and Ms. Horvath’s bonus was approved for payment at 82.41% of target. The 2021 incentive was paid in the first quarter of 2022.

Outstanding Equity Awards as of December 31, 2022

		Option Awards
Name	Grant Date	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) un-exercisable	Option exercise price ($)	Option expiration Date
Jennifer K. Simpson	7/17/2020	3,975	1,326(a)	399.60	7/17/2030
	3/30/2021	1,416	2,834(b)	163.60	3/30/2031
	9/13/2021	159	319(c)	90.40	9/13/2031

Susan Horvath	4/17/2018	1,000	–	230.00	4/17/2028
	5/21/2019	1,444	-	118.00	5/21/2029
	9/24/2019	625	–	200.00	9/24/2029
	6/24/2020	600	200(d)	159.36	6/24/2030
	3/30/2021	333	667(e)	163.60	3/30/2031
	9/13/2021	101	202(f)	90.40	9/13/2031

(a)	Scheduled to vest with respect to 1,326 shares on July 17, 2023.
(b)	Scheduled to vest with respect to 1,417 on March 30th in each of 2023 and 2024.
(c)	Scheduled to vest with respect to 159 on September 13, 2023 and 160 on September 13, 2024.
(d)	Scheduled to vest with respect to 200 on June 24, 2023.
(e)	Scheduled to vest with respect to 333 and 334 on March 30, 2023 and 2024, respectively.
(f)	Scheduled to vest with respect to 101 on September 13th in each of 2023 and 2024.

Employment Agreements

We are party to employment agreements with each of the Executives. In addition to the specific terms summarized below, each Executive is eligible to participate in the other compensation and benefit programs generally available to our employees, including our other executive officers, if any. Each such employment agreement also includes customary non-competition and non-solicitation covenants and a requirement that the Executive carry out a supplemental agreement regarding confidentiality and assignment of intellectual property.

In accordance with the employment agreements, the base salary of each Executive is reviewed annually by the Compensation Committee of our Board. Pursuant to the employment agreements, the committee may authorize an increase for the applicable year but may not reduce an Executive’s base salary below its then-current level other than with the Executive’s consent or pursuant to a general wage reduction in respect of substantially all of our executive officers. As discussed above, the Compensation Committee established performance criteria for 2022 and, based upon achievement of those objectives, cash payments were approved and paid in the first quarter of 2023.

President and Chief Executive Officer

Under her employment agreement, Dr. Simpson is eligible to receive an annual performance-based cash bonus with a target amount equal to no less than 50% of her base salary. Payment of the bonus amount is subject to achievement of metrics to be established by our Board and her continued employment with Panbela through the end of the applicable cash bonus period.

Vice President of Finance and Chief Financial Officer

Under her employment agreement, Ms. Horvath is eligible to receive an annual performance-based cash bonus with a target amount equal to no less than 40% of her base salary. Payment of the bonus amount is subject to achievement of metrics to be established by our Board and her continued employment with Panbela through the end of the applicable cash bonus period.

Potential Payments Upon Termination or Change-in-Control

Under their respective employment agreements, if any of the Executive’s employment is terminated by us for any reason other than for “cause” (as defined in the applicable employment agreement) or by him or her for “good reason” (as defined in the applicable employment agreement), then he or she will be eligible to receive an amount equal to their respective annualized salary plus an amount equal to a prorated portion of their cash bonus target, if any, for the year in which the termination occurred, in addition to other amounts accrued on or before the date of termination. If any such termination occurs within six months prior to or two years after a “change of control” (as defined in the applicable employment agreement), then the Executive would instead receive an amount equal to his or her respective annualized salary, plus an amount equal to his or her full cash bonus target for the year in which the termination occurred.

Pay Versus Performance Disclosure

Pay Versus Performance Table

The following table sets forth additional compensation information of our principal executive officer (“PEO”) and our other named executive officers (“NEOs”) (averaged) along with total shareholder return and net income for our 2022 and 2021 fiscal years.

Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid (“CAP”) to PEO(2)	Average Summary Compensation Table Total for Non-PEO NEOs(3)	Average CAP to Non-PEO NEOs(4)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return(5)	Net (Loss) Income (in thousands)

2022	$694,324	$394,281	$423,459	$192,718	$4	34,933
2021	$1,196,733	$539,923	$556,212	$164,599	$49	10,135

(1)	Jennifer K. Simpson, President and Chief Executive Officer of the Company, was our PEO for 2021 and 2022.
(2)	The following tables show how CAP was determined for the PEO from the “total compensation” amount disclosed in the Summary Compensation Table:

Year	SCT Total For PEO	Equity Adjustment	Average CAP to PEO
	(a)	(b)	(a) + (b)
2022	$694,324	$(300,043)	$394,281
2021	$1,196,733	$(656,810)	$539,923

The equity component of CAP for the PEO is further detailed in the supplemental tables below calculated in accordance with SEC methodology:

PEO Equity Adjustments for Fiscal Year ended December 31, 2022:

Equity Type	Amount Reported under the “Option Awards” Column in the Summary Compensation Table for 2022	Fair Value of Equity Awards Granted in 2022 at 12/31/2022	Change in Value of Equity Awards Granted in Prior Years Outstanding and Unvested at 12/31/2022	Fair Value at Vesting Date of Awards Granted and Vested During 2022	Change in Fair Value Awards Granted Prior to 2022 that Vested in 2022 (Measured as Fair Value at Vesting Date Versus the End of the Prior Year)	Total Equity Adjustments
	(a)	(b)	(c)	(d)	(e)	(a)+(b)+(c)+(d)+(e)
Stock Options	$-	$-	$(316,249)	-	$16,207	$(300,043)

No equity awards were made during the year ended December 31, 2022.

PEO Equity Adjustments for Fiscal Year ended December 31, 2021:

Equity Type	Amount Reported under the “Option Awards” Column in the Summary Compensation Table for 2021	Fair Value of Equity Awards Granted in 2021 at 12/31/2021	Change in Value of Equity Awards Granted in Prior Years Outstanding and Unvested at 12/31/2021	Fair Value at Vesting Date of Awards Granted and Vested During 2021	Change in Fair Value Awards Granted Prior to 2021 that Vested in 2021 (Measured as Fair Value at Vesting Date Versus the End of the Prior Year)	Total Equity Adjustments
	(a)	(b)	(c)	(d)	(e)	(a)+(b)+(c)+(d)+(e)
Stock Options	$537,702	$192,865	$(273,214)	$-	$(38,758)	$(656,810)

(3)    For fiscal year 2022, Susan Horvath, Vice President and Chief Financial Officer, was the only non-PEO NEO. For fiscal year 2021, Michael T. Cullen, former Executive Chairman of the Company, and Ms. Horvath were both non-PEO NEOs.

(4)    The following is a reconciliation of average CAP to the NEOs other than the PEO from the “total compensation” amounts disclosed in the Summary Compensation Table:

Year	SCT Total For NEO	Equity Adjustment	Average CAP to NEO
	(a)	(b)	(a) + (b)
2022	$423,459	$(230,741)	$192,718
2021	$556,212	$(391,613)	$164,599

The equity component of average CAP to the NEOs other than the PEO is further detailed in the supplemental tables below calculated in accordance with SEC methodology:

Other NEO Equity Adjustments for Fiscal Year ended December 31, 2022:

Equity Type	Amount Reported under the “Option Awards” Column in the Summary Compensation Table for 2022	Fair Value of Equity Awards Granted in 2022 at 12/31/2022	Change in Value of Equity Awards Granted in Prior Years' Outstanding and Unvested at 12/31/2022	Fair Value at Vesting Date of Awards Granted and Vested During 2022	Change in Fair Value Awards Granted Prior to 2022 that vested in 2022 (Measured as Fair Value at Vesting Date Versus the End of the Prior Year)	Total Equity Adjustments
	(a)	(b)	(c)	(d)	(e)	(a)+(b)+(c)+(d)+(e)
Stock Options	$-	$-	$(213,786)	$-	$(16,955)	$(230,741)

No Equity awards were made during the year ended December 31, 2022.

Average Other NEO Equity Adjustments for Fiscal Year ended December 31, 2021:

Equity Type	Amount Reported under the “Option Awards” Column in the Summary Compensation Table for 2021	Fair Value of Equity Awards Granted in 2021 at 12/31/2021	Change in Value of Equity Awards Granted in Prior Years' Outstanding and Unvested at 12/31/2021	Fair Value at Vesting Date of Awards Granted and Vested During 2021	Change in Fair Value Awards Granted Prior to 2021 that Vested in 2021 (Measured as Fair Value at Vesting Date Versus the End of the Prior Year)	Total Equity Adjustments
	(a)	(b)	(c)	(d)	(e)	(a)+(b)+(c)+(d)+(e)
Stock Options	$186,729	$59,637	$(274,960)	$3,452	$6,986	$(391,613)

(5) Total shareholder return as calculated based on a fixed investment of one hundred dollars measured from the market close on December 31, 2020 (the last trading day of 2020) through and including the end of the fiscal year for each year reported in the table.

Relationship between Pay and Performance

The charts shown below present a graphical comparison of CAP to our PEO and the average CAP to our other NEOs set forth in the Pay versus Performance Table above, as compared against the following performance measures: our (1) total shareholder returns and (2) net (loss) income.

(1) Total shareholder return in the above chart reflects the cumulative return of $100 as if invested on December 31, 2020, including reinvestment of any dividends.

PROPOSAL 2:
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Cherry Bekaert LLP to serve as our independent registered public accounting firm for 2023, and the Board is asking stockholders to ratify that selection. Although current law, rules and regulations, as well as the Audit Committee charter, require our independent registered public accounting firm to be supervised by the Audit Committee and recommended to the Board for appointment and, if necessary, removal, our Board considers the selection of an independent registered public accounting firm to be a matter of stockholder concern and considers this proposal to be an opportunity for stockholders to provide direct feedback. Cherry Bekaert LLP has served as Panbela’s independent registered public accounting firm since 2015.

Notwithstanding its selection of Cherry Bekaert LLP, the Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the committee believes that such a change would be in the best interests of Panbela and our stockholders. If the appointment of Cherry Bekaert LLP is not ratified by our stockholders, the Audit Committee may reconsider whether it should appoint another independent registered public accounting firm. Representatives of Cherry Bekaert LLP are not expected to be present at the Annual Meeting.

Required Vote and Board Recommendation

Provided a quorum is present at the Annual Meeting, this proposal will be approved if it receives the affirmative vote of a majority of the shares of Common Stock present in person or by proxy at the meeting and entitled to vote on the proposal.

The Board recommends that you vote “FOR” the ratification of the selection of Cherry Bekaert LLP as Panbela’s independent registered public accounting firm for 2023.

Audit Fees

Cherry Bekaert LLP (PCAOB ID 00677) served as our independent registered public accounting firm for the years ended December 31, 2022 and 2021. The following table presents the aggregate fees for professional services provided by Cherry Bekaert LLP related to those fiscal years:

	Year Ended
	December 31, 2022	December 31, 2021
Audit Fees (a)	$124,800	$105,500
Audit-Related Fees (b)	5,575	2,350
Total	$130,375	$107,850

(a)

Audit Fees consisted of fees for the audit of our annual consolidated financial statements, including audited consolidated financial statements presented in our annual report on Form 10-K, review of the consolidated financial statements presented in our quarterly reports on Form 10-Q and services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements and statutory audits required by non-U.S. jurisdiction.

(b)

Audit Related Fees consisted of fees for assurances and related services that are reasonably related to the performance of the audit of the consolidated financial statements and are not reported under “Audit Fees”.

Pre-approval Policy

The Audit Committee has established a policy governing our use of the services of our independent registered public accountants. Under the policy, the Audit Committee is required to pre-approve all audit and permitted non-audit services performed by our independent registered public accountants in order to ensure that the provision of such services does not impair the public accountants’ independence. In 2022 and 2021, all fees identified above that were billed by Cherry Bekaert LLP were approved by the Audit Committee in accordance with SEC requirements.

PROPOSAL 3:
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended, and Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the following proposal, commonly known as a “Say on Pay” proposal, provides our stockholders with a separate nonbinding advisory vote to approve the compensation of our named executive officers. The named executive officers are the individuals identified in the Summary Compensation Table on page 16 of this proxy statement. Because your vote on this proposal is advisory, it will not be binding upon us or our Board. However, the Compensation Committee will review the results of the vote carefully and will take the results of its review into account when making future executive officer compensation decisions.

Based on the results of the last advisory vote to approve the frequency of future Say on Pay votes, which occurred at our annual meeting of stockholders held in 2019 and the recommendation of our Compensation Committee in light of the same, our Board determined that the Company would include a Say on Pay vote every two years. Accordingly, the compensation of our named executive officers was last subject to a Say on Pay vote at our annual meeting held in 2021, where it received substantial support and was approved, on an advisory basis, by approximately 96.2% of the votes cast “FOR” or “AGAINST”. The Compensation Committee and other members of our Board believe that this vote reflected our stockholders’ strong support of the compensation decisions made by the compensation committee for our named executive officers for 2021. We expect the Say on Pay vote will next occur at our annual meeting of stockholders to be held in 2025.

Compensation Philosophy and Compensation of our Named Executive Officers

The Company seeks to align the interests of its named executive officers with the interests of its stockholders. Therefore, the Company’s compensation programs are designed to reward the named executive officers for the achievement of strategic and operational goals and the achievement of increased stockholder value, while at the same time avoid encouraging of unnecessary or excessive risk-taking. The Board and its Compensation Committee believe that the Company’s compensation policies and procedures are competitive and focused on performance and are strongly aligned with the long-term interest of its stockholders.

Form of Resolution

This proposal, commonly known as a “Say-on-Pay” proposal, gives you the opportunity to express your views regarding the compensation of our named executive officers by voting to approve or not approve such compensation as described in this proxy statement. This vote is advisory and will not be binding upon the Board or its Compensation Committee. However, both will take into account the outcome of the vote when considering future executive compensation arrangements. The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of the named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission.

Stockholders are being asked to vote “FOR” or “AGAINST” the following resolution at the Annual Meeting:

RESOLVED, that the compensation paid to the Company’s executives named in the Summary Compensation Table, as disclosed in the Company’s Proxy Statement for the 2023 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, is hereby APPROVED.

Required Vote and Board Recommendation

Provided a quorum is present at the Annual Meeting, this proposal will be approved if it receives the affirmative vote of a majority of the shares of Common Stock present in person or by proxy at the meeting and entitled to vote on the proposal.

The Board recommends that you vote “FOR” this Proposal.

PROPOSAL 4:
APPROVAL OF THE REVERSE STOCK SPLIT PROPOSAL

We are asking stockholders to approve a proposed amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our outstanding Common Stock at a reverse stock split ratio ranging from any whole number between 1-for-5 and 1-for-100, subject to and as determined by our Board. Our Board has unanimously approved and declared advisable the amendment relating to the Reverse Stock Split and recommends that our stockholders approve the amendment. The language of the amended and restated Section 4.1 of Article Four of our Amended and Restated Certificate of Incorporation which would be contained in an amendment to effect the Reverse Stock Split is attached to this proxy statement as Appendix A.

The primary reason we are seeking stockholder approval of the Reverse Stock Split is to attempt to increase the per share market price of our Common Stock to exceed the minimum per share bid price requirements for continued listing on The Nasdaq Capital Market. We believe that if the Reverse Stock Split proposal is not approved by our stockholders, it is likely that our Common Stock will be delisted from The Nasdaq Capital Market.

If our stockholders approve this proposal, then we will cause an amendment to the Amended and Restated Certificate of Incorporation to be filed with the Delaware Secretary of State and effect the Reverse Stock Split if and only if our Board determines that the Reverse Stock Split would be in the best interests of the Company and its stockholders. As filed, the amendment would state the number of outstanding shares to be combined into one share of our Common Stock, at the ratio approved by our Board within the range approved by our stockholders. Following the stockholders’ approval of this Proposal 4, no further action on the part of the stockholders will be required to either implement or abandon the Reverse Stock Split and the Board may effect and implement the Reverse Stock Split at any time prior to the 2024 annual meeting of stockholders (the “2024 Annual Meeting”).

Our Board also may determine, in its sole discretion, not to effect the Reverse Stock Split and not to file the related amendment. Although we presently intend to effect the Reverse Stock Split to regain compliance with The Nasdaq Capital Market’s minimum bid price requirement, our Board has reserved the right, notwithstanding our stockholders’ approval of the proposed amendment of the Amended and Restated Certificate of Incorporation, to abandon the proposed amendment at any time (without further action by our stockholders) before the amendment of the Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware. Our Board may consider a variety of factors in determining whether or not to proceed with the proposed amendment of the Amended and Restated Certificate of Incorporation, including overall trends in the stock market, recent changes and anticipated trends in the per-share market price of our Common Stock, rule changes and/or guidance by Nasdaq, business developments, and our actual and projected stock price performance. If the closing bid price of our Common Stock on The Nasdaq Capital Market reaches a minimum of $1.00 per share and remains at or above that level for a minimum of ten consecutive trading days (or longer, if required by the Nasdaq Listing Qualifications Panel), as discussed more fully below, our Board may decide to abandon the filing of the proposed amendment of the Amended and Restated Certificate of Incorporation.

As of April 19, 2023, there were 19,786,821 shares of our Common Stock issued and outstanding. Based on such number of shares of our Common Stock issued and outstanding, immediately following the effectiveness of the Reverse Stock Split, we will have, depending on the Reverse Stock Split ratio selected by our Board, issued and outstanding shares of stock as described under the caption “Effects of the Reverse Stock Split – Effect on Shares of Common Stock.”

The Reverse Stock Split will not change the number of authorized shares of our Common Stock or the relative voting power of such holders of our outstanding Common Stock. The relative number of authorized but unissued shares of our Common Stock will materially increase and will be available for issuance by the Company. The Reverse Stock Split, if effected, would affect all holders of our Common Stock uniformly.

No fractional shares of our Common Stock would be issued as a result of the Reverse Stock Split. Instead, any stockholders who would have been entitled to receive fractional shares as a result of the Reverse Stock Split would receive cash payments in lieu of such fractional shares. Each holder of our Common Stock would hold the same percentage of the outstanding Common Stock immediately following the Reverse Stock Split as that stockholder did immediately prior to the Reverse Stock Split, except to the extent that the Reverse Stock Split results in stockholders receiving cash in lieu of fractional shares. The par value of our Common Stock would continue to be $0.001 per share (see “Effects of the Reverse Stock Split – Reduction in Stated Capital”).

Reasons for the Reverse Stock Split

Our primary objective in effecting the Reverse Stock Split is to attempt to raise the per-share trading price of our Common Stock to continue our listing on The Nasdaq Capital Market. To maintain listing, The Nasdaq Capital Market requires, among other things, that our Common Stock maintain a minimum closing bid price of $1.00 per share.

As previously disclosed, on September 30, 2022, we received a notice from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) informing us that because the closing bid price for our Common Stock listed on Nasdaq was below $1.00 per share for 30 consecutive business days, we did not comply with the minimum closing bid price requirement for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Rule”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we were provided 180 calendar days (the “Minimum Bid Price Rule Compliance Period”) to regain compliance with the Minimum Bid Price Rule.

On January 3, 2023, we received a letter from Nasdaq notifying us that, as of December 30, 2022, our Common Stock had a closing bid price of $0.10 or less for ten consecutive trading days during the Minimum Bid Price Rule Compliance Period and, therefore, as contemplated under Nasdaq Listing Rule 5810(c)(3)(A)(iii), our Common Stock was subject to delisting from Nasdaq unless we timely requested a hearing before the Nasdaq Hearings Panel. We timely requested the hearing, which request stayed any further delisting action. On January 11, 2023, we amended our Amended and Restated Certificate of Incorporation to effect a 1-for-40 reverse stock split (the “Initial Reverse Stock Split”) of our issued and outstanding shares of Common Stock, effective as of 12:01 a.m., Eastern time, on January 13, 2023. On February 9, 2023, we received formal notice from Nasdaq stating that our scheduled hearing had been canceled, and our Common Stock will continue to be listed and traded on The Nasdaq Capital Market.

On April 14, 2023, we received a notice from Nasdaq informing us that we did not comply with the Minimum Bid Price Rule. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we were provided the Minimum Bid Price Rule Compliance Period, or until October 11, 2023, to regain compliance with the Minimum Bid Price Rule. During the Minimum Bid Price Rule Compliance Period, our shares of Common Stock will continue to be listed and traded on The Nasdaq Capital Market. To regain compliance, the closing bid price of our Common Stock must meet or exceed $1.00 per share for a minimum of ten consecutive business days during the 180-calendar day grace period.

While we intend to continue to actively monitor the bid price for our Common Stock between now and October 11, 2023 and consider available options to resolve the deficiency and regain compliance with the Minimum Bid Price Rule, there is no assurance that we will not be delisted from Nasdaq. Moreover, if our Common Stock has a closing bid price of $0.10 or less for ten consecutive trading days during the Minimum Bid Price Rule Compliance Period, our Common Stock will be subject to delisting from Nasdaq.

At our special meeting of stockholders on November 29, 2022 (the “Special Meeting”), 477,301 votes were cast in favor of an amendment to our Amended and Restated Certificate of Incorporation to effect the Initial Reverse Stock Split, which exceeded the minimum required vote for approval by 128,839 votes. However, since the record date for the Special Meeting, we have issued an aggregate of 16,089,897 shares of Common Stock pursuant to our at-the-market offering program, registered direct offerings, upon the exercise of prefunded warrants and upon the cashless exchange of warrants. Based on trading volume to date, we believe much of this Common Stock is held by retail investors utilizing small investment platform brokers. We anticipate these investors will vote at much lower rates than our stockholders as of the record date of the Special Meeting, which we believe will make approval of the Reverse Stock Split difficult to achieve.

In order to attempt to procure the vote necessary to effect the Reverse Stock Split, on April 14, 2023, we issued one share of our Preferred Stock. The terms of the Preferred Stock are set forth in a Certificate of Designation of Series A Preferred Stock (the “Certificate of Designation”), filed with the Delaware Secretary of State, and effective on, April 14, 2023. The Preferred Stock does not have any voting rights except with respect to a reverse stock split proposal, including the Reverse Stock Split proposal presented at the Annual Meeting, or otherwise as required by law. With respect to the Reverse Stock Split proposal, the outstanding share of Preferred Stock is entitled to 100.0 million votes on such proposal, which is referred to as supermajority voting; however, the votes by the holder of Preferred Stock will be counted in the same “mirrored” proportion as the aggregate votes cast by the holders of Common Stock who vote on this proposal. For example, if 50.5% of the shares of Common Stock voted in person or by proxy at the Annual Meeting are voted FOR Proposal 4, then we will count 50.5% of the votes cast (or 50.5 million votes) by the holder of the Preferred Stock as votes FOR Proposal 4. Holders of Common Stock and Preferred Stock will vote on the Reverse Stock Split proposal as a single class.

The Board determined that it was in the best interests of the Company and its stockholders to provide for supermajority voting of the Preferred Stock in order to obtain sufficient votes for the Reverse Stock Split proposal and thereby to attempt to avoid delisting by Nasdaq of the Common Stock. Due to the required proportional voting structure of the Preferred Stock that mirrors the actual voting by holders of the Common Stock, the supermajority voting will serve to reflect the voting preference of the holders of Common Stock that actually vote on the matter, whether for or against the proposal, and therefore will not override the stated preference of the holders of Common Stock.

If the Reverse Stock Split proposal is approved by our stockholders, the outstanding share of Preferred Stock will be automatically redeemed.

Although we expect that the Reverse Stock Split would increase the bid price per share of our Common Stock above the $1.00 per share minimum price for the required number of days, thereby satisfying this listing requirement, there can be no assurance that the Reverse Stock Split would have that effect, initially or in the future, or that it would enable us to maintain the listing of our Common Stock on The Nasdaq Capital Market for any particular duration. We are not aware of any present efforts by anyone to accumulate our Common Stock, and the proposed Reverse Stock Split is not intended to be an anti-takeover device.

In addition, we believe that the low per-share market price of our Common Stock impairs its marketability to, and acceptance by, institutional investors and other members of the investing public and creates a negative impression of the Company. Theoretically, decreasing the number of shares of our Common Stock outstanding should not, by itself, affect the marketability of the shares, the type of investor who would be interested in acquiring them or our reputation in the financial community. In practice, however, many investors, brokerage firms and market makers consider low-priced stocks as unduly speculative in nature and, as a matter of policy, avoid investment and trading in such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower-priced stocks. The presence of these factors may be adversely affecting, and may continue to adversely affect, not only the price of our Common Stock but also its trading liquidity. In addition, these factors may affect our ability to raise additional capital through the sale of our Common Stock, including as may be necessary to regain compliance with the Minimum Equity Rule.

We believe that the decrease in the number of shares of our outstanding Common Stock because of the Reverse Stock Split, and the anticipated increase in the price per share, could promote greater liquidity for our stockholders with respect to their shares. However, liquidity may be adversely affected by the reduced number of shares that would be outstanding if the Reverse Stock Split is effected, particularly if the price per share of our Common Stock begins a declining trend after the Reverse Stock Split is effectuated.

There can be no assurance that the Reverse Stock Split would achieve any of the desired results. There also can be no assurance that the price per share of our Common Stock immediately after the Reverse Stock Split would increase proportionately with the Reverse Stock Split, or that any increase would be sustained for any period of time.

We believe the Reverse Stock Split is the most likely way to support the price of our Common Stock in reaching the minimum bid level required by The Nasdaq Capital Market, although effecting the Reverse Stock Split cannot guarantee that we would be in compliance with the Minimum Bid Price Rule for even the minimum ten-day trading period. Further, the Reverse Stock Split cannot guarantee we would be in compliance with the other criteria required to maintain our listing on The Nasdaq Capital Market, including the minimum stockholders’ equity requirement for continued listing on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(b)(1), which requires companies listed on The Nasdaq Capital Market to maintain stockholders’ equity of at least $2,500,000.

In evaluating whether to seek stockholder approval for the Reverse Stock Split, our Board also considered potential negative factors associated with reverse stock splits. These factors include: the negative perception of reverse stock splits that investors, analysts and other stock market participants may hold; the fact that the stock prices of some companies that have effected reverse stock splits have subsequently declined, sometimes significantly, following their reverse stock splits; the possible adverse effect on liquidity that a reduced number of outstanding shares could cause; the costs associated with implementing a reverse stock split; and, in our case, that the Reverse Stock Split will not allow us to demonstrate the ten consecutive days of compliance with Nasdaq’s minimum bid levels prior to the expiration of the current deadline to be in compliance.

Even if our stockholders approve the Reverse Stock Split, our Board reserves the right not to effect the Reverse Stock Split if in our Board’s opinion it would not be in the best interests of the Company or our stockholders to effect such Reverse Stock Split.

Criteria the Board May Use to Determine Whether to Implement the Reverse Stock Split

When determining whether to implement the Reverse Stock Split, and which Reverse Stock Split ratio to implement, if any, following the receipt of stockholder approval, the Board may consider various factors, including:

•	the historical trading price and trading volume of our Common Stock;

•	the then-prevailing trading price and trading volume of our Common Stock and the expected impact of the Reverse Stock Split on the trading market for our Common Stock in the short- and long-term;

•	the listing requirements, other rules and guidance from Nasdaq;

•	the number of shares of our Common Stock outstanding;

•	the anticipated impact of a particular ratio on the Company’s ability to reduce administrative and transactional costs; and

•	prevailing general market, legal and economic conditions.

Certain Risks and Potential Disadvantages Associated with a Reverse Stock Split

We cannot assure that an implemented Reverse Stock Split will increase our stock price for the required time period or maintain our listing on Nasdaq. We expect that, if implemented, the Reverse Stock Split will increase the market price of our Common Stock; however, the effect of the Reverse Stock Split on the market price of our Common Stock cannot be predicted with any certainty, and the history of reverse stock splits for other companies is varied. Some investors may view a reverse stock split negatively. It is possible that the per share price of our Common Stock after the Reverse Stock Split will not increase in the same proportion as the reduction in the number of our outstanding shares of Common Stock following the Reverse Stock Split.

While Nasdaq rules do not impose a specific limit on the number of times a listed company may effect a reverse stock split to maintain or regain compliance with the Minimum Bid Price Rule, Nasdaq has stated that a series of reverse stock splits may undermine investor confidence in securities listed on Nasdaq, especially where the reverse stock splits follow dilutive transactions. Accordingly, Nasdaq may determine that it is not in the public interest to maintain our listing, even if we regain compliance with the Minimum Bid Price Rule as a result of the Reverse Stock Split. In addition, Nasdaq Listing Rule 5810(c)(3)(A)(iv) states that any listed company that fails to meet the Minimum Bid Price Rule after effecting one or more reverse stock splits over the prior two-year period with a cumulative ratio of 250 shares or more to one, then the company is not eligible for a Minimum Bid Price Rule Compliance Period. As a result, if we effect the Reverse Stock Split at a ratio of 1-for-7 or more and subsequently fail to satisfy the Minimum Bid Price Rule, Nasdaq will begin the process of delisting our Common Stock without providing a Minimum Bid Price Rule Compliance Period.

Furthermore, the Reverse Stock Split may not result in a per share price that would attract investors who do not trade in lower priced stocks. Although we believe the Reverse Stock Split may enhance the marketability of our Common Stock to certain potential investors, we cannot assure you that, if implemented, our Common Stock will be more attractive to investors. Even if we implement the Reverse Stock Split, the market price of our Common Stock may decrease due to factors unrelated to the Reverse Stock Split, including our future performance or general market trends. If the Reverse Stock Split is consummated and the trading price of the Common Stock declines, the percentage declines as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split.

If implemented, the proposed Reverse Stock Split may decrease the liquidity of our Common Stock and result in higher transaction costs. The liquidity of our Common Stock may be negatively impacted by the Reverse Stock Split, given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the stock price does not increase as a result of the Reverse Stock Split. Additionally, if the Reverse Stock Split is implemented, it will increase the number of our stockholders who own “odd lots” of fewer than 100 shares of Common Stock. Brokerage commissions and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of Common Stock. Accordingly, the Reverse Stock Split may not achieve the desired results of increasing marketability of our Common Stock as described above.

The Reverse Stock Split will not be accompanied by a decrease in our authorized shares. Although the Reverse Stock Split would not have any dilutive effect on our stockholders, the reduction in outstanding shares that would result from the Reverse Stock Split would reduce the proportion of shares owned by our stockholders relative to the number of shares authorized for issuance, giving the Board an effective increase in the relative number of authorized shares available for issuance, in its discretion. The Board from time to time may deem it to be in the best interests of the Company and its stockholders to enter into transactions and other ventures that may include the issuance of shares of our Common Stock. If the Board authorizes the issuance of additional shares of Common Stock subsequent to the Reverse Stock Split, the dilution to the ownership interest of our existing stockholders may be greater than would occur had the Reverse Stock Split not been effected.

Effective Time

The effective time of the Reverse Stock Split (the “Effective Time”), if approved by stockholders and implemented by the Board, will be the date and time set forth in the Certificate of Amendment to the Amended and Restated Certificate of Incorporation that is filed with the Delaware Secretary of State, which we expect would be promptly after such filing is made with the Delaware Secretary of State.

If, at any time prior to the filing of such amendment with the Delaware Secretary of State, the Board, in its discretion, determines that it is in our best interests and the best interests of our stockholders to delay the filing of such amendment or abandon the Reverse Stock Split, the Reverse Stock Split may be delayed or abandoned, without any further action by our stockholders.

Fractional Shares

Stockholders would not receive fractional shares of Common Stock in connection with the Reverse Stock Split. Instead, any stockholder who would otherwise be entitled to a fractional share of our Common Stock as a result of the Reverse Stock Split shall be entitled to receive a cash payment equal to the product obtained by multiplying (a) the closing price per share of our Common Stock on the effective date for the Reverse Stock Split as reported on The Nasdaq Capital Market, after giving effect to the Reverse Stock Split, by (b) the fraction of the share owned by the stockholder, without interest.

Stockholders would not be entitled to receive interest for the period of time between the Effective Time and the date payment is made for their fractional share interest. You should also be aware that, under the escheat laws of certain jurisdictions, sums due for fractional interests that are not timely claimed after the funds are made available may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to obtain the funds directly from the state to which they were paid.

If you believe that you may not hold sufficient shares of our Common Stock at the Effective Time to receive at least one share in the Reverse Stock Split and you want to continue to hold our Common Stock after the Reverse Stock Split, you may do so by either:

•	purchasing a sufficient number of shares of our Common Stock; or

•	if you have shares of our Common Stock in more than one account, consolidating your accounts;

in each case, so that you hold a number of shares of our Common Stock in your account prior to the Reverse Stock Split that would entitle you to receive at least one share of Common Stock in the Reverse Stock Split. Shares of our Common Stock held in registered form and shares of our Common Stock held in “street name” (that is, through a broker, bank or other holder of record) for the same stockholder will be considered held in separate accounts and will not be aggregated when effecting the Reverse Stock Split.

Effects of the Reverse Stock Split

General

After the Effective Time of the Reverse Stock Split, should the Board elect to implement it, each stockholder will own a reduced number of shares of Common Stock. However, the Reverse Stock Split would affect all of our stockholders uniformly and would not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the Reverse Stock Split results in any of our stockholders owning a fractional share as described above. Voting rights and other rights and preferences of the holders of our Common Stock would not be affected by the Reverse Stock Split (other than as a result of the payment of cash in lieu of fractional shares). For example, a holder of 2% of the voting power of the outstanding shares of our Common Stock immediately prior to the Reverse Stock Split would continue to hold 2% (assuming there is no impact as a result of the payment of cash in lieu of issuing fractional shares) of the voting power of the outstanding shares of our Common Stock immediately after the Reverse Stock Split. The number of stockholders of record would not be affected by the Reverse Stock Split (except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after such Reverse Stock Split).

The principal effects of the Reverse Stock Split would be that:

•	each 5 to 100 shares of our Common Stock owned by a stockholder (depending on the Reverse Stock Split ratio selected by our Board) would be combined into one new share of our Common Stock;

•

no fractional shares of Common Stock would be issued in connection with the Reverse Stock Split; instead, holders of Common Stock who would otherwise receive a fractional share of Common Stock pursuant to the Reverse Stock Split would receive cash in lieu of the fractional share as explained above;

•

by reducing the number of shares of Common Stock outstanding without reducing the number of shares of available but unissued Common Stock, the Reverse Stock Split will effectively increase the relative number of authorized but unissued shares, which the Board may use in connection with future financings or other issuances;

•

based upon the Reverse Stock Split ratio selected by our Board, proportionate adjustments would be made to the per share exercise price and the number of shares issuable upon the exercise or vesting of all then outstanding equity awards and Common Stock warrants with respect to the number of shares of Common Stock subject to such award or warrant and the exercise price thereof, in each case to the extent applicable, subject to the terms of such awards and warrants;

•	the number of shares of Common Stock authorized under the 2016 Plan will be proportionately adjusted for the Reverse Stock Split ratio selected by our Board; and

•

the number of stockholders owning “odd lots” of less than 100 shares of our Common Stock may potentially increase; odd lot shares may be more difficult to sell and brokerage commissions and other costs of transactions in odd lots generally are proportionately higher than the costs of transactions in “round lots” of even multiples of 100 shares.

However, we believe that any potential negative effects are outweighed by the benefits of the Reverse Stock Split.

Effect on Shares of Common Stock

For the purposes of providing examples of the effect of the Reverse Stock Split on our Common Stock, the following table contains approximate information (without accounting for the settlement of fractional shares), based on share information as of April 27, 2023, of the effect of a Reverse Stock Split at certain ratios within the range of the proposed Reverse Stock Split ratios on the number of shares of our Common Stock authorized, outstanding, reserved for future issuance and not outstanding or reserved:

Status	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued and Outstanding	Number of Shares of Common Stock Reserved for Future Issuance	Number of Shares of Common Stock Authorized but Not Outstanding or Reserved
Pre-Reverse Stock Split	100,000,000	16,786,821	3,148,721	80,064,458
Post-Reverse Stock Split 1:5	100,000,000	3,357,364	629,744	96,012,892
Post-Reverse Stock Split 1:10	100,000,000	1,678,682	314,872	98,006,446
Post-Reverse Stock Split 1:20	100,000,000	839,341	157,436	99,003,223
Post-Reverse Stock Split 1:30	100,000,000	559,560	104,957	99,335,483
Post-Reverse Stock Split 1:50	100,000,000	335,736	62,974	99,601,290
Post-Reverse Stock Split 1:70	100,000,000	239,812	44,981	99,715,208
Post-Reverse Stock Split 1:90	100,000,000	186,520	34,985	99,778,495
Post-Reverse Stock Split 1:100	100,000,000	167,868	31,487	99,800,645

After the Effective Time of the Reverse Stock Split, our securities, including our Common Stock, will have new CUSIP numbers.

Effect on our Authorized Preferred Stock

The Reverse Stock Split, if implemented, would not affect the total authorized number of shares of our preferred stock or the par value of shares of our preferred stock. However, the outstanding share of Preferred Stock will be automatically redeemed upon the effectiveness of the amendment to our Amended and Restated Certificate of Incorporation implementing the Reverse Stock Split.

Effect on Outstanding Equity Awards, Warrants, and Equity Plans

If the Reverse Stock Split is approved by our stockholders and our Board decides to implement the Reverse Stock Split, as of the Effective Time, based on the Reverse Stock Split ratio selected by our Board, proportionate adjustments will be made to all then-outstanding equity awards and Common Stock warrants with respect to the number of shares of Common Stock subject to such award or warrant and the exercise price thereof. In addition, the number of shares of Common Stock available for issuance under the 2016 Plan will be proportionately adjusted for the Reverse Stock Split ratio selected by our Board, such that fewer shares will be subject to such plans.

Reduction in Stated Capital

Pursuant to the Reverse Stock Split, the par value of our Common Stock would remain $0.001 per share. As a result of the Reverse Stock Split, at the Effective Time, the stated capital on our balance sheet attributable to our Common Stock would be reduced in proportion to the size of the Reverse Stock Split, subject to a minor adjustment in respect of the treatment of fractional shares, and the additional paid-in capital account would be credited with the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, would remain unchanged.

Shares Held in Book-Entry and Through a Broker, Bank or Other Holder of Record

The combination of, and reduction in, the number of our outstanding shares of Common Stock as a result of the Reverse Stock Split will occur automatically at the Effective Time without any additional action on the part of our stockholders.

Upon the Reverse Stock Split, we intend to treat stockholders holding shares of our Common Stock in “street name” (that is, through a broker, bank or other holder of record) in the same manner as registered stockholders whose shares of our Common Stock are registered in their names. Brokers, banks or other holders of record will be instructed to effect the Reverse Stock Split for their beneficial holders holding shares of our Common Stock in “street name”; however, these brokers, banks or other holders of record may apply their own specific procedures for processing the Reverse Stock Split. If you hold your shares of our Common Stock with a broker, bank or other holder of record, and you have any questions in this regard, we encourage you to contact your holder of record.

If you hold registered shares of our Common Stock in a book-entry form, you do not need to take any action to receive your post-Reverse Stock Split shares of our Common Stock in registered book-entry form or your cash payment in lieu of fractional shares, if applicable. If you are entitled to post-Reverse Stock Split shares of our Common Stock, a transaction statement will automatically be sent to your address of record as soon as practicable after the Effective Time indicating the number of shares of our Common Stock you hold. In addition, if you are entitled to a payment of cash in lieu of fractional shares, a check will be mailed to you at your registered address as soon as practicable after the Effective Time. By signing and cashing this check, you will warrant that you owned the shares of our Common Stock for which you received a cash payment (see “Fractional Shares”).

If you hold any of your shares of our Common Stock in certificate form, you will receive a transmittal letter from our transfer agent as soon as practicable after the Effective Time. The transmittal letter will be accompanied by instructions specifying how you can exchange your certificate representing the pre-Reverse Stock Split shares of our Common Stock for either: (1) a certificate representing the post-Reverse Stock Split shares of our Common Stock or (2) post-Reverse Stock Split shares of our Common Stock in book-entry form, evidenced by a transaction statement that will be sent to your address of record indicating the number of shares of our Common Stock you hold, in each case together with any payment of cash in lieu of fractional shares to which you are entitled. Beginning at the Effective Time of the Reverse Stock Split, each certificate representing pre-Reverse Stock Split shares of our Common Stock will be deemed for all corporate purposes to evidence ownership of post-Reverse Stock Split shares. If you are entitled to a payment of cash in lieu of fractional shares, payment will be made as described under “Fractional Shares.”

Stockholders should not destroy any share certificate(s) and should not submit any share certificate(s) unless and until requested to do so.

Interests of Certain Persons in Matters to be Acted Upon

No officer or director has any substantial interest, direct or indirect, by security holdings or otherwise, in the Reverse Stock Split that is not shared by all of our other stockholders.

Reservation of Right to Delay the Filing of the Amendment, or Abandon the Reverse Stock Split

The Board reserves the right, notwithstanding stockholder approval of this Proposal 4 and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if the Board, in its sole discretion, determines that it is no longer in our best interests and the best interests of our stockholders to proceed with the Reverse Stock Split. Such determination will be based upon factors the Board deems appropriate, including our then current stock price, the existing and expected marketability and liquidity of our Common Stock, prevailing market conditions, rule changes and/or guidance by Nasdaq, and the likely effect on the market price of our Common Stock. If a certificate of amendment effecting the Reverse Stock Split has not been filed with the Secretary of State of the State of Delaware on or before the 2024 Annual Meeting, the Board will be deemed to have abandoned the Reverse Stock Split.

Required Vote; Effect of Proposal

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock and Preferred Stock of the Company entitled to vote, voting together as a single class, on this item at the Special Meeting is required for approval of this Proposal 4. Proxies solicited by our Board will be voted for approval of this Proposal 4 unless otherwise specified.

No Dissenters’ Rights

Under Delaware law, stockholders have no rights to exercise dissenters’ rights of appraisal with respect to the Reverse Stock Split.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the proposed Reverse Stock Split, our Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Material U.S. Federal Tax Consequences of the Reverse Stock Split

The following discussion is a summary of material U.S. federal income tax consequences of an implemented Reverse Stock Split to U.S. Holders (as defined below). This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, published rulings and administrative pronouncements of the Internal Revenue Service (“IRS”), and judicial decisions in each case in existence on the date hereof, all of which are subject to change. Any such change could apply retroactively and could adversely affect the tax consequences described below. No assurance can be given that the IRS will agree with the consequences described in this summary, or that a court will not sustain any challenge by the IRS in the event of litigation. No advance tax ruling has been or will be sought or obtained from the IRS regarding the tax consequences of the transactions described herein.

For purposes of this summary, a “U.S. Holder” is a beneficial owner of shares of our Common Stock that is (a) an individual who is a citizen of the United States or who is resident in the United States for U.S. federal income tax purposes, (b) an entity that is classified for U.S. federal income tax purposes as a corporation and that is organized under the laws of the United States, any state thereof, or the District of Columbia, or is otherwise treated for U.S. federal income tax purposes as a domestic corporation, (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (d) a trust (i) whose administration is subject to the primary supervision of a court within the United States and all substantial decisions of which are subject to the control of one or more United States persons as described in Section 7701(a)(30) of the Code (“United States persons”), or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

This summary does not discuss all U.S. federal income tax considerations that may be relevant to U.S. Holders in light of their particular circumstances or that may be relevant to certain beneficial owners that may be subject to special treatment under U.S. federal income tax law (for example, tax-exempt organizations, S corporations, partnership and other pass through entities (and investors therein), mutual funds, insurance companies, banks and other financial institutions, dealers in securities, brokers or traders in securities, commodities or currencies, that elect to use a mark-to-market method of accounting, real estate investment trusts, regulated investment companies, individual retirement accounts, qualified pension plans, persons who hold shares of our Common Stock as part of a straddle, hedging, constructive sale, conversion, or other integrated transaction, U.S. Holders that have a functional currency other than the U.S. dollar, and persons who acquired shares of our Common Stock as a result of the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan). Furthermore, this summary does not discuss any alternative minimum tax consequences or the Medicare contribution tax on net investment income and does not address any aspects of U.S. state or local or non-U.S. taxation. This summary only applies to those beneficial owners that hold shares of our Common Stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment).

If an entity classified for U.S. federal income tax purposes as a partnership owns shares of our Common Stock, the tax treatment of a member of the entity will depend on the status of the member and the activities of the entity and such member. The tax treatment of such an entity, and the tax treatment of any member of such an entity, are not addressed in this summary. Any entity that is classified for U.S. federal income tax purposes as a partnership and that owns shares of our Common Stock, and any members of such an entity, are encouraged to consult their tax advisors.

BENEFICIAL OWNERS OF SHARES OF OUR COMMON STOCK ARE ENCOURAGED TO SEEK ADVICE FROM THEIR OWN TAX ADVISORS REGARDING THE INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TAKING INTO ACCOUNT THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT ARISING UNDER THE U.S. FEDERAL INCOME, ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

We intend to take the position that the Reverse Stock Split constitutes a recapitalization for U.S. federal income tax purposes pursuant to Section 368(a)(1)(E) of the Code. Assuming the Reverse Stock Split qualifies as a recapitalization:

•	a U.S. Holder will not recognize gain or loss on the Reverse Stock Split, except with respect to any cash received in lieu of a fractional share of our Common Stock;

•

the aggregate tax basis of the shares of our Common Stock received by a U.S. Holder in the Reverse Stock Split will be equal to the aggregate tax basis of the shares exchanged therefor (excluding any portion of such basis allocable to a fractional share);

•	the holding period of the shares of our Common Stock received by a U.S. Holder in the Reverse Stock Split will include the holding period of the shares exchanged therefor;

•

a U.S. Holder that receives cash in lieu of a fractional share of our Common Stock pursuant to the Reverse Stock Split will be treated as having received the fractional share pursuant to the Reverse Stock Split and then as having sold such fractional share for cash to a third party and accordingly should recognize taxable gain or loss in an amount equal to the difference, if any, between the amount of cash received and the portion of such U.S. Holder’s aggregate adjusted tax basis in the shares of Common Stock surrendered that is allocated to such fractional share; and

•

such capital gain or loss will be short term if the pre-reverse split shares were held for one year or less at the Effective Time of the Reverse Stock Split and long term if held for more than one year.

U.S. Treasury regulations provide detailed rules for allocating the tax basis and holding period among shares of Common Stock which were acquired by a shareholder on different dates and at different prices. U.S. Holders that acquired shares of our Common Stock on different dates or at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period among such shares.

Payments of cash made in lieu of a fractional share of our Common Stock may, under certain circumstances, be subject to information reporting and backup withholding. To avoid backup withholding, each holder of our Common Stock that does not otherwise establish an exemption should furnish on applicable IRS forms its taxpayer identification number and comply with the applicable certification procedures.

Backup withholding is not an additional tax and amounts withheld will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS. Holders of our Common Stock should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

The Board recommends a vote “FOR” approval of an amendment to our Amended and Restated Certificate of

Incorporation to effect a Reverse Stock Split, at the Board’s discretion.

PROPOSAL 5:
APPROVAL OF THE ADJOURNMENT PROPOSAL

We are asking our stockholders to approve a proposal to approve one or more adjournments of the Annual Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve any of the proposals at the time of the Annual Meeting or in the absence of a quorum (“Adjournment Proposal”). If our stockholders approve this Adjournment Proposal, we could adjourn the Annual Meeting and any reconvened session of the Annual Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously returned properly executed proxies voting against approval of any of the proposals. Among other things, approval of the Adjournment Proposal could mean that, even if we had received proxies representing a sufficient number of votes against approval of a proposal such that the proposal would be defeated, we could adjourn the Annual Meeting without a vote on the approval of such proposal and seek to convince the holders of those shares to change their votes to votes in favor of approval of such proposal. Additionally, we may seek to adjourn the Annual Meeting if a quorum is not present at the Annual Meeting.

The Board believes that it is in the best interests of our Company and our stockholders to be able to adjourn the Annual Meeting to a later date or dates if necessary or appropriate for the purpose of soliciting additional proxies with respect to the approval of any of the proposals if there are insufficient votes to approve such proposal at the time of the Annual Meeting or in the absence of a quorum.

Required Vote and Board Recommendation

Provided a quorum is present at the Annual Meeting, this proposal will be approved if it receives the affirmative vote of a majority of the shares of Common Stock present in person or by proxy at the meeting and entitled to vote on the proposal.

The Board recommends a vote “FOR” approval of the Adjournment Proposal.

OTHER MATTERS

The Board is not aware of any matters that are expected to come before the Annual Meeting other than those referred to in this proxy statement. If any other matter should come before the Annual Meeting, the persons named in the accompanying proxy intend to vote the proxies in accordance with their best judgment.

SUBMISSION OF STOCKHOLDER PROPOSALS AND NOMINATIONS

Stockholder proposals intended to be presented at the annual meeting of stockholders to be held in the year 2024 that are requested to be included in the proxy statement for that meeting must be received by us at our principal executive office no later than December 30, 2023. We must receive any other stockholder proposals intended to be presented, and any director nominees for election, at the annual meeting of stockholders in the year 2024 at our principal executive office no earlier than January 26, 2024 and no later than February 25, 2024. Upon timely receipt of any such proposal containing the information required by our bylaws, as amended from time to time, we will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable regulations governing the solicitation of proxies.

In addition to satisfying the requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act within the deadline provided therein. Accordingly, for the annual meeting of stockholders to be held in the year 2024, we must receive such notice no later than March 26, 2024.

HOUSEHOLDING

We have adopted a procedure approved by the SEC called “householding,” by which certain stockholders who have the same address and appear to be members of the same family receive only one copy of our annual report and proxy statement. Each stockholder participating in householding continues to receive a separate proxy card. Householding reduces both the environmental impact of our annual meetings and our mailing and printing expenses.

If you would like to change your householding election, request that a single copy of the proxy materials be sent to your address, or request a separate copy of the proxy materials, please contact Broadridge Financial Solutions, Inc., by calling (866) 540-7095, through the internet at www.proxyvote.com, by email at sendmaterial@proxyvote.com, or by writing to Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717. We will promptly deliver the proxy materials to you upon receipt of your request. If you hold your shares in street name, please contact your bank, broker, or other record holder to request information about householding.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information about issuers, like the Company, who file electronically with the SEC. The address of that site is http://www.sec.gov. Copies of these documents may also be obtained by writing our secretary at the address specified under “Additional Information” below.

ADDITIONAL INFORMATION

Panbela’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, accompanies the delivery of this proxy statement and a copy of such annual report, as filed with the SEC, is also available on the Commission’s website, www.sec.gov, and our corporate website, www.panbela.com (under “Investor Relations”). In addition, a copy of the Annual Report on Form 10-K, as amended, may be sent to any stockholder without charge (except for exhibits, if requested, for which a reasonable fee will be charged), by submitting a written request to our Chief Financial Officer and Secretary at:

Panbela Therapeutics, Inc.
712 Vista Boulevard #305
Waconia, Minnesota 55387

Such request must set forth a good faith representation that the requesting party was a holder of record or a beneficial owner of our Common Stock or Preferred Stock as of the Record Date.

Appendix A
to Proxy Statement

PROPOSED AMENDMENT
TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
PANBELA THERAPEUTICS, INC.

REVERSE STOCK SPLIT

The amendment would provide that Section 4.1 of Article Four of the Amended and Restated Certificate of Incorporation be amended to read in its entirety as follows:

ARTICLE IV

4.1       Authorized Capital Stock. The Corporation is authorized to issue one hundred and ten million (110,000,000) shares of capital stock, of which one hundred million (100,000,000) shares will be shares of common stock, par value $0.001 per share (the “Common Stock”), and ten million (10,000,000) shares will be shares of preferred stock, par value $0.001 per share (the “Preferred Stock”).

Upon the filing and effectiveness (the “Effective Time”) pursuant to the DGCL of this Certificate of Amendment to the Certificate of Incorporation of the Corporation, each [●] shares of the Common Stock issued and outstanding on the effective date of this Amendment will automatically be combined into one validly issued, fully paid and non-assessable share of Common Stock, without any action by the holder thereof, subject to the treatment of fractional interests as described below (the “Reverse Stock Split”). No certificates (or electronic equivalents thereof) representing fractional shares of Common Stock will be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional share interests of Common Stock in connection with the Reverse Stock Split will, with respect to such fractional interest, be entitled to receive cash, without interest, in lieu of fractional shares of Common Stock, in an amount equal to the product obtained by multiplying (a) the closing price per share of the Common Stock on the date of the Effective Time as reported on The Nasdaq Capital Market, after giving effect to the Reverse Stock Split, by (b) the fraction of the share owned by the stockholder. Each certificate (or electronic equivalent thereof) that prior to such combination represented shares of Common Stock will thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented thereby shall have been combined, subject to the elimination of fractional share interests as described above.

PANBELA THERAPEUTICS, INC.
712 VISTA BLVD #305
WACONIA, MN 55387

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/PBLA2023

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V15651-P94089 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PANBELA THERAPEUTICS, INC.

The Board of Directors recommends you vote FOR the following nominees:

1. Elect three Class I directors; expiring 2026

Nominees:	For	Withhold
1a. Daniel J. Donovan	☐	☐
1b. Jeffrey E. Jacob	☐	☐
1c. Jennifer K. Simpson	☐	☐

The Board of Directors recommends you vote FOR Proposals 2, 3, 4 and 5:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V15652-P94089

PANBELA THERAPEUTICS, INC.
Annual Meeting of Stockholders
May 25, 2023 at 3:30 p.m. Eastern Time

The undersigned stockholder(s) of Panbela Therapeutics, Inc. hereby appoint(s) Jennifer K. Simpson and Susan Horvath, or either of them, as proxies, each with the power to appoint her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Panbela Therapeutics, Inc. that the stockholder(s) is/are entitled to vote at the annual meeting of stockholder(s) to be held at 3:30 p.m. Eastern Time on May 25, 2023, virtually at www.virtualshareholdermeeting.com/PBLA2023, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

PANBELA THERAPEUTICS, INC.
712 VISTA BLVD #305
WACONIA, MN 55387

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/PBLA2023

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V15653-P94089 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

PANBELA THERAPEUTICS, INC.

The Board of Directors recommends you vote FOR Proposal 4:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V15654-P94089

PANBELA THERAPEUTICS, INC.
Annual Meeting of Stockholders
May 25, 2023 at 3:30 p.m. Eastern Time

The undersigned stockholder of Panbela Therapeutics, Inc. hereby appoints Jennifer K. Simpson and Susan Horvath, or either of them, as proxies, each with the power to appoint her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, the share of Series A Preferred Stock of Panbela Therapeutics, Inc. that the stockholder is entitled to vote at the annual meeting of stockholder(s) to be held at 3:30 p.m. Eastern Time on May 25, 2023, virtually at www.virtualshareholdermeeting.com/PBLA2023, and any adjournment or postponement thereof.

PURSUANT TO THE CERTIFICATE OF DESIGNATION OF SERIES A PREFERRED STOCK, THIS PROXY CARD, WHEN PROPERLY EXECUTED, INCLUDING IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, WILL, WITHOUT ANY FURTHER ACTION BY THE STOCKHOLDER, BE VOTED IN THE SAME PROPORTION AS THE SHARES OF COMMON STOCK OF PANBELA THERAPEUTICS, INC. VOTED ON PROPOSAL 4.

Continued and to be signed on reverse side